                                                                   Exhibit 10.1


                                     FORM OF

                             DISTRIBUTION AGREEMENT

                               DATED AS OF *, 2002

                                     BETWEEN

                                 AON CORPORATION

                                       AND

                         COMBINED SPECIALTY CORPORATION

                                TABLE OF CONTENTS

                                                                                                                 PAGE

Article I  Definitions and Interpretation.........................................................................2

    1.1      Definitions..........................................................................................2
    1.2      Interpretation......................................................................................11

Article II  The Distribution.....................................................................................12

    2.1      Issuance and Delivery of Combined Specialty Common Stock............................................12
    2.2      Distribution of Combined Specialty Common Stock.....................................................12
    2.3      Treatment of Fractional Shares......................................................................13
    2.4      Aon Board Action....................................................................................13
    2.5      Additional Approvals................................................................................13

Article III  Business Separation.................................................................................13

    3.1      Transfer of Combined Specialty Business.............................................................13
    3.2      Aon Internal Restructuring..........................................................................14
    3.3      Settlement of Intercompany Debt.....................................................................17
    3.4      Assumption of Liabilities...........................................................................19
    3.5      Termination of Existing Intercompany Agreements.....................................................19
    3.6      Shared Contracts....................................................................................20

Article IV  Business Separation Closing Matters..................................................................20

    4.1      Delivery of Instruments of Conveyance...............................................................20
    4.2      Delivery of Other Agreements........................................................................20
    4.3      Provision of Corporate Records......................................................................20

Article V  No Representations and Warranties.....................................................................21
    5.1      No Aon Representations or Warranties................................................................21
    5.2      No Combined Specialty Representations or Warranties.................................................21

Article VI  Certain Covenants....................................................................................22

    6.1      Third Party Consents................................................................................22
    6.2      Material Governmental Approvals and Consents........................................................22
    6.3      Non-Assignable Contracts............................................................................22
    6.4      Novation of Assumed Liabilities; Release of Guarantees..............................................23
    6.5      Further Assurances..................................................................................25
    6.6      Nominee Shares......................................................................................26
    6.7      Collection of Accounts Receivable...................................................................26
    6.8      Election of Combined Specialty Board of Directors...................................................27

                                                                                                                 PAGE

    6.9      Late Payments.......................................................................................27
    6.10     Registration and Listing............................................................................27
    6.11     No Noncompetition; Nonhiring........................................................................27
    6.12     Litigation..........................................................................................28
    6.13     Signs; Use of Company Name..........................................................................28
    6.14     Commercially Reasonable Efforts.....................................................................29

Article VII  Conditions to the Distribution......................................................................29

    7.1      Approval by Aon Board of Directors..................................................................29
    7.2      Receipt of IRS Private Letter Tax Ruling............................................................29
    7.3      Compliance with State and Foreign Securities and "Blue Sky" Laws....................................29
    7.4      SEC Filings and Approvals...........................................................................29
    7.5      Effectiveness of Registration Statement; No Stop Order..............................................30
    7.6      Dissemination of Information to Aon Stockholders....................................................30
    7.7      Approval of NYSE Listing Application................................................................30
    7.8      Operating Agreements................................................................................30
    7.9      Resignations........................................................................................30
    7.10     Consents............................................................................................30
    7.11     No Actions..........................................................................................30
    7.12     Consummation of Pre-Distribution Transactions.......................................................31
    7.13     No Other Events.....................................................................................31
    7.14     Satisfaction of Conditions..........................................................................31

Article VIII  Insurance Matters..................................................................................31

    8.1      Insurance Prior to the Distribution.................................................................31
    8.2      Ownership of Existing Policies and Programs.........................................................31
    8.3      Procurement of Insurance for Combined Specialty.....................................................31
    8.4      Acquisition and Maintenance of Post-Distribution Combined Specialty Insurance Policies and Programs.32
    8.5      Combined Specialty Directors' and Officers' Insurance...............................................32
    8.6      Post-Distribution Insurance Claims Administration...................................................33
    8.7      Allocation of Insurance Proceeds Under Aon Policies.................................................34
    8.8      Certain Adjustments.................................................................................34
    8.9      Non-Waiver of Rights to Coverage....................................................................34
    8.10     Scope of Affected Policies of Insurance.............................................................35

Article IX  Expenses.............................................................................................35

    9.1      Allocation of Expenses..............................................................................35

                                                                                                                PAGE

Article X  Indemnification.......................................................................................36

    10.1     Release of Pre-Distribution Claims..................................................................36
    10.2     Indemnification by Combined Specialty...............................................................37
    10.3     Indemnification by Aon..............................................................................38
    10.4     Applicability of and Limitation on Indemnification..................................................39
    10.5     Adjustment of Indemnifiable Losses..................................................................40
    10.6     Procedures for Indemnification of Third Party Claims................................................41
    10.7     Procedures for Indemnification of Direct Claims.....................................................43
    10.8     Contribution........................................................................................43
    10.9     Remedies Cumulative.................................................................................44
    10.10    Survival............................................................................................44

Article XI  Dispute Resolution...................................................................................44

    11.1     Agreement to Arbitrate..............................................................................44
    11.2     Escalation and Mediation............................................................................44
    11.3     Procedures for Arbitration..........................................................................45
    11.4     Selection of Arbitrator.............................................................................46
    11.5     Hearings............................................................................................46
    11.6     Discovery and Certain Other Matters.................................................................46
    11.7     Certain Additional Matters..........................................................................47
    11.8     Continuity of Service and Performance...............................................................48
    11.9     Law Governing Arbitration Procedures................................................................48
    11.10    Choice of Forum.....................................................................................48

Article XII  Access to Information and Services..................................................................48

    12.1     Agreement for Exchange of Information...............................................................48
    12.2     Ownership of Information............................................................................49
    12.3     Compensation for Providing Information..............................................................49
    12.4     Retention of Records................................................................................49
    12.5     Limitation of Liability.............................................................................49
    12.6     Production of Witnesses.............................................................................50
    12.7     Confidentiality.....................................................................................50
    12.8     Privileged Matters..................................................................................51

Article XIII  Miscellaneous......................................................................................52

    13.1     Entire Agreement....................................................................................52
    13.2     Choice of Law and Forum.............................................................................52
    13.3     Amendment...........................................................................................52

                                                                                                                PAGE
    13.4     Waiver..............................................................................................52
    13.5     Partial Invalidity..................................................................................52
    13.6     Execution in Counterparts...........................................................................53
    13.7     Successors and Assigns..............................................................................53
    13.8     Third Party Beneficiaries...........................................................................53
    13.9     Notices.............................................................................................53
    13.10    Performance.........................................................................................53
    13.11    No Public Announcement..............................................................................54
    13.12    Termination.........................................................................................54

EXHIBITS

Exhibit A    Employee Benefits Agreement

Exhibit B    Tax Sharing and Disaffiliation Agreement

Exhibit C    Transition Services Agreement


SCHEDULES

6.4(d)       Aon Guarantees to be Released
6.4(c)       Combined Specialty Guarantees to be Released
6.8          Board of Directors of Combined Specialty
6.12(a)      Assumed Actions
6.12(b)      Transferred Actions
11.2         Eligible Mediators

                             DISTRIBUTION AGREEMENT

               DISTRIBUTION AGREEMENT, dated as of *, 2002, between Aon Corporation, a Delaware corporation ("AON"), and Combined Specialty Corporation, a Delaware corporation ("COMBINED SPECIALTY") and, as of the date hereof, a wholly-owned Subsidiary (as hereinafter defined) of Aon.

                              W I T N E S S E T H :

               WHEREAS, Aon is a holding company whose operating Subsidiaries carry on, among other things, insurance underwriting businesses;

               WHEREAS, the Board of Directors of Aon has determined that it would be advisable and in the best interests of Aon and its stockholders for Aon to transfer to Combined Specialty certain of its Subsidiaries, including, among others, those Subsidiaries of Aon engaged in the insurance underwriting business, as well as certain other assets and liabilities;

               WHEREAS, Aon has agreed to transfer and assign, or cause to be transferred and assigned, to Combined Specialty, such Subsidiaries and other assets, and Combined Specialty has agreed to assume, or cause to be assumed by one or more of its Subsidiaries, such liabilities (collectively, the "CONTRIBUTION");

               WHEREAS, the Board of Directors of Aon has determined that it would be advisable and in the best interests of Aon and its stockholders for Aon to distribute, as of 12:01 A.M., New York time, on the Distribution Date, on a pro-rata basis to the holders of record as of the Record Date (as hereinafter defined) (other than Aon and its Subsidiaries) of Aon common stock, $1 par value (the "AON COMMON STOCK"), without any consideration being paid by such holders, all of the outstanding shares of Combined Specialty common stock, $.01 par value (the "COMBINED SPECIALTY COMMON STOCK"), then owned directly and indirectly by Aon (the "DISTRIBUTION");

               WHEREAS, for United States federal income tax purposes, the Contribution and Distribution are intended to qualify for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

               WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Contribution and Distribution and certain other agreements that will govern the relationship of Aon and Combined Specialty following the Distribution.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aon and Combined Specialty agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

               1.1 DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.1:

               "A&A INTERNATIONAL" means Alexander & Alexander International Inc., a Maryland corporation.

               "ACTION" means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

               "ADVISORS" means Aon Advisors, Inc., a Virginia corporation.

               "ADVISORS/AON NOTE" means the Master Note Agreement, dated as of November 27, 1995, between Aon and Advisors and the Promissory Note, dated as of November 27, 1995, executed by Aon in favor of Advisors pursuant to such Master Note Agreement.

               "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has the meaning correlative to the foregoing. After the Distribution, Combined Specialty and Aon shall not be deemed to be under common control for purposes hereof due solely to the fact that Combined Specialty and Aon have common stockholders.

               "AHL" means Aon UK Holdings Limited, a United Kingdom corporation.

               "AIS" means Aon Innovative Solutions, Inc., a Missouri corporation.

               "AIS/AON NOTE" means the Master Note Agreement, dated as of July 20, 1995, between Aon and AIS and the Promissory Note, dated as of July 20, 1995, executed by Aon in favor of AIS pursuant thereto.

               "ALLOCATION" has the meaning specified in SECTION 8.7(a).

               "ALLOCATION NOTICE" has the meaning specified in SECTION 8.7(b).

               "ALLOCATION PAYMENT" has the meaning specified in SECTION 8.7(a).

               "AON" has the meaning specified in the first paragraph of this Agreement.

               "AON COMMON STOCK" has the meaning specified in the fifth paragraph of this Agreement.

               "AON GROUP" means Aon Group, Inc., a Maryland corporation.

               "AON INDEMNIFIED PARTIES" has the meaning specified in SECTION 10.2(a).

               "AON POLICIES" has the meaning specified in SECTION 8.2.

               "APPLICABLE DEADLINE" has the meaning specified in SECTION
11.3(b).

               "ARBITRATION ACT" means the United States Arbitration Act, 9 U.S.C. Sections 1-16.

               "ARBITRATION DEMAND DATE" has the meaning specified in Section 11.3(a).

               "ARBITRATION DEMAND NOTICE" has the meaning specified in Section 11.3(a).

               "ASG" means Aon Services Group, Inc., a Delaware corporation or its successor limited liability company following the conversion contemplated by
SECTION 3.2(a).

               "ASSUMED ACTIONS" has the meaning specified in SECTION 6.12(a).

               "ASSUMED LIABILITIES" has the meaning specified in SECTION 3.4.

               "ASSURANCE EUROPE" means Combined Life Assurance Company of Europe Limited, an Ireland corporation.

               "BOARD OF DIRECTORS" means the board of directors of the referenced corporation or any duly authorized committee thereof.

               "CANANWILL" means Cananwill Corporation, a Delaware corporation.

               "CICA" means Combined Insurance Company of America, an Illinois corporation.

               "CICA/AON NOTE" means the Master Note Agreement, dated as of November 19,1990, between Aon and CICA, as amended, and the Promissory Note, dated as of November 19,1990, executed by Aon in favor of CICA pursuant thereto, as amended.

               "CICA/ASG NOTE" means the Promissory Note, dated as of December 29, 2000, executed by ASG in favor of CICA.

               "CICA/RISK SERVICES NOTE 1" means the 9.0% Guaranteed Senior Note due October 24, 2001 (No. 1.), dated as of October 24, 1991, executed by Risk Services in favor of CICA.

               "CICA/RISK SERVICES NOTE 2" means the 9.0% Guaranteed Senior Note due October 24, 2001 (No. 2.), dated as of October 24, 1991, executed by Risk Services in favor of CICA.

               "CICNZ" means Superannuation Fund (CICNZ) Limited, a New Zealand corporation.

               "CODE" has the meaning specified in the sixth paragraph of this Agreement.

               "COMBINED AUSTRALIA" means Combined Life Insurance Company of Australia Limited, an Australia corporation.

               "COMBINED EUROPE" means Combined Insurance Company of Europe Limited, an Ireland corporation.

               "COMBINED SPECIALTY" has the meaning specified in the first paragraph of this Agreement.

               "COMBINED SPECIALTY BUSINESS" means the business conducted by Combined Specialty or its Subsidiaries, including, for periods prior to the Contribution, the business conducted by any Subsidiary of Aon that is a Transferred Subsidiary.

               "COMBINED SPECIALTY COMMON STOCK" has the meaning specified in the fifth paragraph of this Agreement.

               "COMBINED SPECIALTY CONTRIBUTION" has the meaning specified in
SECTION 3.2(t).

               "COMBINED SPECIALTY DISTRIBUTABLE SHARE" means for each holder of record of Aon Common Stock as of the close of business on the Record Date one share of Combined Specialty Common Stock for every three shares of Aon Common Stock outstanding and held of record by such holder at such time.

               "COMBINED SPECIALTY INDEMNIFIED PARTIES" has the meaning specified in SECTION 10.3.

               "CONSULTING NEW JERSEY" means Aon Consulting, Inc., a New Jersey corporation.

               "CONSULTING WORLDWIDE" means Aon Consulting Worldwide, Inc., a Maryland corporation or its successor Delaware limited liability company following the merger contemplated by SECTION 3.2(e).

               "CONTRACT" means a contract, agreement, arrangement, lease, memorandum or understanding of any nature, whether written or oral.

               "CONTRIBUTED UK ASSETS" has the meaning specified in SECTION 3.2(l).

               "CONTRIBUTION" has the meaning specified in the fourth paragraph of this Agreement.

               "CONVEYANCING INSTRUMENTS" has the meaning specified in SECTION 4.1.

               "CREDIT" means Aon Credit Service Corporation, a Delaware corporation.

               "CSIC" means Combined Specialty Insurance Company, formerly known as Virginia Surety Company, Inc., an Illinois corporation.

               "CSIC/AON NOTE" means the Master Note Agreement between Aon and CSIC and the Promissory Note executed by Aon in favor of CSIC pursuant to such Master Note Agreement.

               "DEALER PERFORMANCE" means Dealer Performance, Inc., a Texas corporation.

               "DEALER PERFORMANCE/AON NOTE" means the Loan Agreement, dated as of September 12, 2001, between Aon (as successor in interest to ARS) and Dealer Performance.

               "DISTRIBUTION" has the meaning specified in the fifth paragraph of this Agreement.

               "DISTRIBUTION DATE" means the date determined by the Board of Directors of Aon as the date on which the shares of Combined Specialty Common Stock are distributable to holders of record of Aon Common Stock as of the Record Date.

               "EMPLOYEE BENEFITS AGREEMENT" means the Employee Benefits Agreement in substantially the form of EXHIBIT A hereto.

               "ESCALATION NOTICE" has the meaning specified in SECTION 11.2(a).

               "EXCHANGE ACT" means the Securities Exchange Act of 1934.

               "EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

               "FIRST EXTENDED" means First Extended, Inc., a Delaware corporation.

               "FOREIGN EXCHANGE RATE" means, with respect to any currency other than United States dollars, as of any date of determination, the average of the opening bid and asked rates on such date at which such currency may be exchanged for United States dollars as quoted by Bank of America (or any successor thereto or other major money center commercial bank agreed to by the Parties).

               "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, local or other government, governmental, statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral body.

               "GUARANTEE" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

               "INDEBTEDNESS" of any Person means: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "INDEMNIFIED PARTY" has the meaning specified in SECTION 10.5(a).

               "INDEMNIFYING PARTY" has the meaning specified in SECTION
10.5(a).

               "INDEMNITY PAYMENT" has the meaning specified in SECTION 10.5(a).

               "INFORMATION" has the meaning specified in SECTION 12.1(a).

               "INFORMATION STATEMENT" has the meaning specified in SECTION 6.10(a).

               "INSURANCE AMOUNT" has the meaning specified in SECTION 8.5.

               "INSURANCE CHARGES" has the meaning specified in SECTION 8.6.

               "INSURANCE PROCEEDS" means those monies (i) received by an insured from an insurance carrier, (ii) paid by an insurance carrier on behalf of the insured or (iii) received from any third Person in the nature of insurance, contribution or indemnification in respect of any Liability, in each such case net of any applicable premium adjustments (including retrospectively-rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and professional personnel who act in a role equivalent to outside counsel and related professional personnel) incurred in the collection thereof.

               "INSURED CLAIMS" means those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Aon Policies, whether or not subject to deductibles, co-insurance, uncollectability, premium adjustments, retrospectively-rated premium adjustments or retentions, but only to the extent that such Liabilities are within applicable Aon Policy limits, including aggregates.

               "INTERCOMPANY AGREEMENTS" means any Contract between Aon or one of its Subsidiaries and Combined Specialty or one of its Subsidiaries entered into prior to the Distribution excluding this Agreement and the Operating Agreements.

               "IRS" means the Internal Revenue Service.

               "LIABILITY" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

               "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, fees, expenses, deficiencies, claims or other charges, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

               "MATERIAL GOVERNMENTAL APPROVALS AND CONSENTS" means any material notices, reports or other filings to be made with or to, or any material consents, registrations, approvals, permits, clearances or authorizations to be obtained from, any Governmental Authority.

               "MEXICO" means Combined Seguros Mexico, S.A. de C.V., a Mexico corporation.

               "NATIONAL" means The National Senior Membership Group Association, a Washington not-for-profit corporation.

               "NEW ZEALAND" means Combined Insurance Company of New Zealand Limited, a New Zealand corporation.

               "NON-PERMITTED NAMES" has the meaning specified in SECTION 6.13.

               "NOTE 1" has the meaning specified in SECTION 3.2(n).

               "NOTE 2" has the meaning specified in SECTION 3.2(o).

               "NOTE 3" has the meaning specified in SECTION 3.2(p).

               "NYSE" means The New York Stock Exchange, Inc. or any successor thereto.

               "OLYMPIC" means Olympic Health Management Systems, Inc. a Washington corporation.

               "OLYMPIC SENIOR" means The Olympic Senior Membership Group, Inc., a Washington not-for-profit corporation.

               "OPERATING AGREEMENTS" means the Employee Benefits Agreement, the Transition Services Agreement, the Tax Sharing Agreement and any other agreement regarding the ongoing business and service relationships between Aon and Combined Specialty and their respective Subsidiaries and Affiliates following the Distribution.

               "PALADIN" means Paladin Reinsurance Corporation, a New York corporation.

               "PARTY" means Aon or Combined Specialty.

               "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

               "PREMIER" means Premier Auto Finance, Inc., a Delaware corporation.

               "PRIME RATE" means the rate that Bank of America (or any successor thereto or other major money center commercial bank agreed to by the Parties) announces from time to time as its prime lending rate, as in effect from time to time.

               "PRIVILEGED INFORMATION" has the meaning specified in SECTION 12.8(a).

               "PRIVILEGES" has the meaning specified in SECTION 12.8(a).

               "RECORD DATE" means the date determined by the Board of Directors of Aon as the record date for determining stockholders of Aon entitled to receive shares of Combined Specialty Common Stock in the Distribution.

               "REGISTRATION STATEMENT" has the meaning specified in SECTION 6.10(a).

               "RETAINED ASSETS" has the meaning specified in SECTION 3.1.

               "RETAINED BUSINESS" means the business of Aon and its Subsidiaries other than the Combined Specialty Business.

               "RETAINED LIABILITIES" has the meaning specified in SECTION 3.4.

               "RFC" means Resource Financial Corporation, a Delaware corporation.

               "RISK RESOURCES" means Aon Special Risk Resources, Inc., a Delaware corporation.

               "RISK SERVICES" means Aon Risk Services International (Holdings) Inc., a Delaware corporation.

               "SEC" means the United States Securities and Exchange Commission.

               "SHARED CONTRACT" means a Contract with a third Person that directly benefits both Aon or one of its Subsidiaries (other than Combined Specialty and its Subsidiaries) and Combined Specialty or one of its Subsidiaries.

               "SHARED CONTRACTUAL LIABILITIES" mean Liabilities in respect of Shared Contracts.

               "SPECIFIED SHAREHOLDERS" means Holdco #1, Inc., a Delaware corporation, and Holdco #2, Inc., a Delaware corporation.

               "SUBSIDIARY" means, when used with reference to any Person, any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; PROVIDED, HOWEVER, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

               "SUPERANNUATION" means CICA Superannuation Nominees Pty. Ltd., an Australia corporation.

               "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means:

               (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and

               (ii) any Liability of either Party for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of either Party under any Tax sharing arrangement or Tax indemnity arrangement.

               "TAX SHARING AGREEMENT" means the Tax Sharing and Disaffiliation Agreement in substantially the form of EXHIBIT B hereto.

               "TECHNICAL" means Aon Technical Insurance Services, Inc., an Illinois corporation.

               "THIRD PARTY CLAIM" has the meaning specified in SECTION 10.6(a).

               "THIRD PARTY CONSENTS" has the meaning specified in SECTION 6.1.

               "TRANSFER AGENT" means Equiserve Trust Company, NA, the transfer agent appointed by Aon to distribute shares of Combined Specialty Common Stock pursuant to the Distribution.

               "TRANSFERRED ACTIONS" has the meaning specified in SECTION
6.12(b).

               "TRANSFERRED ASSETS" means the capital stock of the Transferred Subsidiaries together with any other assets transferred or contributed by Aon or its Subsidiaries to Combined Specialty or its Subsidiaries pursuant to SECTION
3.2 or SECTION 3.3.

               "TRANSFERRED SUBSIDIARIES" means the Subsidiaries of Combined Specialty immediately prior to the Distribution.

               "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement in substantially the form of EXHIBIT C hereto.

               "UK ASSETS" means the assets of the direct and indirect Subsidiaries of AHL that, for United States federal income tax purposes, AHL is viewed as owning directly, together with the shares of capital stock of UK entities with respect to which it has not made "check-the-box" elections for United States federal income tax purposes.

               "UK HOLDCO" has the meaning specified in SECTION 3.2(l).

               "UK NEWCO" has the meaning specified in SECTION 3.2(m).

               "UNDERWRITING ENTITIES" has the meaning specified in SECTION 3.2(t).

               "WARRANTY" means Aon Warranty Group, Inc., an Illinois corporation.

               "WARRANTY II" has the meaning specified in SECTION 3.2(x).

               1.2 INTERPRETATION. (a) In this Agreement, unless the context clearly indicates otherwise:

               (i) words used in the singular include the plural and words in the plural include the singular;

               (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

               (iii) reference to any gender includes the other gender;

               (iv) the word "including" means "including but not limited to";

               (v) reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

               (vi) the words "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

               (vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

               (viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

               (ix) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

               (x) accounting terms used herein shall have the meanings historically ascribed to them by Aon and its Subsidiaries based upon Aon's internal financial policies and procedures in effect prior to the date of this Agreement;

               (xi) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control;

               (xii) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

               (xiii) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

          (b) This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall not apply to any construction or interpretation hereof.

                                   ARTICLE II
                                THE DISTRIBUTION

               2.1 ISSUANCE AND DELIVERY OF COMBINED SPECIALTY COMMON STOCK. Combined Specialty shall issue to Aon the number of shares of Combined Specialty Common Stock required so that the total number of shares of Combined Specialty Common Stock held by Aon immediately prior to the Distribution is equal to the total number of shares of Combined Specialty Common Stock distributable pursuant to SECTION 2.2. Aon shall deliver to the Transfer Agent one or more stock certificates representing all of the certificated shares of Combined Specialty Common Stock then issued and outstanding, together with one or more stock power(s) duly endorsed in blank and, with respect to any uncertificated shares, shall take such steps as are necessary to permit such shares to be distributed in the manner described in SECTION 2.2 below. The Transfer Agent will then transfer and distribute such shares in the manner described in SECTION 2.2 below.

               2.2 DISTRIBUTION OF COMBINED SPECIALTY COMMON STOCK. Promptly following the Distribution Date, Aon shall instruct the Transfer Agent to distribute to all holders of record of Aon Common Stock as of the Record Date the Combined Specialty Distributable Share. Each distributed share of Combined Specialty Common Stock shall be validly issued, fully paid and nonassessable and shall be free of any preemptive rights. The shares of Combined Specialty Common Stock distributed shall be distributed as uncertificated shares registered in book-entry form through the direct registration system. Except as required by applicable law, no certificates therefor shall be distributed. The Transfer Agent shall deliver an account statement to each holder of Combined Specialty Common Stock reflecting such holder's ownership interest in shares of Combined Specialty Common Stock.

               2.3 TREATMENT OF FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Combined Specialty Common Stock shall be issued in the Distribution. In lieu of receiving fractional shares, each holder of Aon Common Stock who otherwise would be entitled to receive a fractional share of Combined Specialty Common Stock in the Distribution will receive cash (rounded to the nearest cent) for such fractional share. Aon and Combined Specialty shall instruct the Transfer Agent to determine the number of whole shares of Combined Specialty Common Stock and fractional shares of Combined Specialty Common Stock (rounded to the eighth decimal place) allocable to each holder of record of Aon Common Stock as of the close of business on the Record Date, to aggregate all such fractional shares into whole shares and to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and the Transfer Agent shall distribute to each such holder such holder's ratable share of the total proceeds of such sale. Aon shall bear the costs of commissions incurred in connection with such sales.

               2.4 AON BOARD ACTION. The Board of Directors of Aon shall, in its sole discretion, determine the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution. The Board of Directors of Aon also shall have the right to adjust at any time prior to the Distribution the Combined Specialty Distributable Share. The consummation of the transactions provided for in this ARTICLE II shall be effected only after the Distribution has been declared by the Board of Directors of Aon and after all of the conditions set forth in ARTICLE VII hereof shall have been satisfied or waived by Aon.

               2.5 ADDITIONAL APPROVALS. Aon shall cooperate with Combined Specialty in effecting, and if so requested by Combined Specialty, Aon shall, as the majority stockholder of Combined Specialty prior to the Distribution, ratify all actions that are reasonably necessary or desirable to be taken by Combined Specialty to effectuate, the transactions referenced in or contemplated by this Agreement in a manner consistent with the terms of this Agreement.

                                  ARTICLE III
                               BUSINESS SEPARATION

               3.1 TRANSFER OF COMBINED SPECIALTY BUSINESS. As more fully set forth in this ARTICLE III and subject to the terms and conditions of this Agreement and the Operating Agreements, prior to the Distribution, Aon and its Subsidiaries shall convey, assign, transfer, contribute and set over, or cause to be conveyed, assigned, transferred, contributed and set over, to Combined Specialty and its Subsidiaries, and Combined Specialty and its Subsidiaries shall accept and receive, all right, title and interest of Aon and its Subsidiaries in and to the Transferred Subsidiaries and the other Transferred Assets. Notwithstanding anything to the contrary herein, the following assets (the "RETAINED ASSETS") are not, and shall not be deemed to be, Transferred Assets:

               (a) Cash and cash equivalents, any cash on hand or in bank accounts, certificates of deposit, commercial paper and similar securities, except for (i) deposits securing bonds, letters of credit, leases and all other obligations related to the Combined Specialty Business, (ii) petty cash and impressed funds related to the Combined Specialty Business, (iii) cash, cash equivalents, certificates of deposit, commercial paper and similar securities held in bank accounts of Combined Specialty or any of its Subsidiaries and (iv) $*;

               (b) Any right, title or interest in any tax refund, credit or benefit to which Aon or any of its Subsidiaries is entitled in accordance with the terms of the Tax Sharing Agreement;

               (c) Any amounts accrued on the books and records of Aon or its Subsidiaries with respect to any Retained Liabilities;

               (d) Except as provided in the Employee Benefits Agreement, assets relating to the provision of benefits to present or former employees of the Combined Specialty Business;

               (e) Any right, title or interest in any prepaid insurance premiums for the Aon Policies existing immediately prior to the Distribution; and

               (f) All other assets of Aon and its Subsidiaries other than the Transferred Assets.

               3.2 AON INTERNAL RESTRUCTURING. In order to effect the transactions contemplated by SECTION 3.1, Aon and its Subsidiaries will complete the following transactions prior to the Distribution:

               (a) ASG will convert to a Delaware limited liability company.

               (b) ASG will, following its conversion to a Delaware limited liability company, distribute all of the outstanding shares of capital stock of its wholly-owned subsidiaries RFC, Olympic, Olympic Senior and National and its 20% interest in Paladin to Aon Group, its sole member.

               (c) Risk Resources will distribute all of the outstanding shares of capital stock of its wholly-owned subsidiary Technical and its 1% interest in Superannuation to Aon Group, its sole stockholder.

               (d) Following the distributions to Aon Group contemplated by the preceding subparagraphs, Aon Group will distribute all of the outstanding shares of capital stock of Technical, RFC, Olympic, Olympic Senior and National, its 20% interest in Paladin and its 1% interest in Superannuation to Aon, its sole stockholder.

               (e) Consulting Worldwide, a wholly-owned subsidiary of Aon Group, will merge with and into a Delaware limited liability company, all of the membership interests of which will be owned by Aon Group, with the Delaware limited liability company continuing as the surviving entity.

               (f) The Delaware limited liability company surviving the merger contemplated by the immediately preceding subparagraph will distribute all of the outstanding capital stock of its wholly-owned subsidiary Consulting New Jersey to Aon Group, its sole member.

               (g) Following the distribution to Aon Group contemplated by the immediately preceding subparagraph, Aon Group will distribute all of the outstanding shares of capital stock of Consulting New Jersey to Aon, its sole stockholder.

               (h) Aon Group will purchase CSIC's 22% interest in Risk Services either for cash or in exchange for property.

               (i) CSIC will distribute all of the outstanding shares of capital stock of its wholly-owned subsidiary Credit to Aon, its sole stockholder.

               (j) Following the distribution to Aon contemplated by the immediately preceding subparagraph, Credit will distribute all of the outstanding shares of capital stock of its wholly owned subsidiary Cananwill to Aon, its sole stockholder.

               (k) Following the distribution to Aon contemplated by the immediately preceding subparagraph, Credit will merge with and into Premier, with Premier surviving the merger.

               (l) AHL (the common stock of which is owned 65.218% by Aon, 34.78% by Aon Group and 0.002% by A&A International and all of the preferred stock of which is owned by Aon) will form a UK corporation ("UK HOLDCO"). AHL will contribute the UK Assets other than entities engaged in the Combined Specialty Business to UK Holdco (such contributed UK Assets, the "CONTRIBUTED UK ASSETS") in exchange for all the stock of UK Holdco and the assumption by UK Holdco of the debt of AHL. UK Holdco will make an election under Treasury Regulation Section 1.7701-3 under the Code to be treated as a disregarded entity for United States federal income tax purposes.

               (m) Aon, Aon Group and A&A International will form a U.K. corporation ("UK NEWCO").

               (n) Aon Group will contribute a note ("NOTE 1") to UK Newco in an amount equal to 34.78% of the fair market value of the common stock of AHL.

               (o) A&A International will contribute a note ("NOTE 2") to UK Newco in an amount equal to 0.002% of the fair market value of the common stock of AHL.

               (p) Aon will contribute a note ("NOTE 3") to UK Newco in an amount equal to the value of UK Holdco less the combined amounts of Note 1 and
Note 2.

               (q) UK Newco will acquire all of the outstanding capital stock of UK Holdco from AHL for Note 1, Note 2 and Note 3.

               (r) AHL will distribute Note 1 to Aon Group in exchange for Aon Group's 34.78% interest in AHL common stock. AHL will distribute Note 2 to A&A International in exchange for A&A International's 0.002% interest in AHL common stock. AHL will distribute Note 3 to Aon without a corresponding exchange of Aon's AHL shares.

               (s) Aon will contribute the capital stock it holds of each of its first tier Subsidiaries (other than Advisors, Warranty, AHL, CSIC, CICA, Technical, Olympic, Olympic Senior, National, Combined Europe, Assurance Europe, Combined Australia, RFC, the Specified Shareholders, First Extended, its 20% interest in Paladin and its 1% interests in Superannuation, New Zealand, Mexico and CICNZ) to Consulting New Jersey.

               (t) Aon will contribute (the "COMBINED SPECIALTY CONTRIBUTION") to Combined Specialty the capital stock held by it of the following entities (the "UNDERWRITING ENTITIES") as follows:

               (i) all of the outstanding capital stock of RFC,

               (ii) all of the outstanding capital stock of Warranty,

               (iii) all of the outstanding capital stock of AHL,

               (iv) all of the outstanding capital stock of CSIC,

               (v) all of the outstanding capital stock of CICA,

               (vi) all of the outstanding capital stock of National,

               (vii) all of the outstanding capital stock of Olympic Senior,

               (viii) all of the outstanding capital stock of First Extended,

               (ix) Aon's 20% interest in Paladin,

               (x) Aon's 1% interest in Superannuation,

               (xi) Aon's 1% interest in New Zealand,

               (xii) Aon's 1% interest in Mexico, and

               (xiii) Aon's 1% interest in CICNZ.

               (u) Aon will transfer all of the outstanding capital stock of Advisors, Olympic, Combined Australia, Assurance Europe and Combined Europe to CICA in partial satisfaction of the debt owed by Aon to CICA.

               (v) Aon will transfer all of the outstanding capital stock of Technical to CSIC in partial satisfaction of debt owed by Aon to CSIC.

               (w) Following the Combined Specialty Contribution, Warranty will merge with and into AIS, with AIS continuing as the surviving entity.

               (x) At the time of the merger contemplated by the immediately preceding subparagraph, AIS will change its name to "Combined Warranty Group, Inc." (hereinafter referred to as "WARRANTY II").

               (y) Following the transaction contemplated by the immediately preceding subparagraph, Combined Specialty will transfer the outstanding capital stock of First Extended and RFC to Warranty II.

               (z) Combined Specialty will transfer all of the outstanding capital stock of National and Olympic Senior to CICA.

Notwithstanding the foregoing, Aon may elect in its sole discretion at any time prior to the Distribution to omit or modify any of such transactions or to include additional transactions.

               3.3 SETTLEMENT OF INTERCOMPANY DEBT. In connection with the transactions contemplated by SECTION 3.1, Aon and its Subsidiaries will complete the following transactions prior to the Distribution in order to reduce indebtedness that would otherwise be owed following the Distribution by Aon or one of its Subsidiaries to Combined Specialty or one of its Subsidiaries:

               (a) ADVISORS/AON NOTE. Prior to the transfer by Aon of all of the outstanding capital stock of Advisors to CICA described in SECTION 3.2(u), Aon will cause Advisors to cancel the entire balance of the Advisors/Aon Note, which cancellation will be treated as a dividend from Advisors to Aon.

               (b) CSIC/AON NOTE. Aon will repay in full the CSIC/Aon Note.

               (c) AIS/AON NOTE. Aon will repay in full the AIS/Aon Note.

               (d) DEALER PERFORMANCE/AON NOTE.

               (i) CSIC will purchase the Dealer Performance/Aon Note from Dealer Performance in exchange for an intercompany payable with substantially similar terms.

               (ii) Aon will repay approximately $15 million of the Dealer Performance/Aon Note with cash that Aon expects to receive in dividends from CICA and CSIC, subject to regulatory approval.

               (iii) Aon will transfer to Combined Specialty the cash surrender value associated with certain insurance policies insuring Combined Specialty executives in exchange for the reduction of approximately $2.6 million in intercompany debt between Aon and Combined Specialty. Combined Specialty will allocate approximately $1.3 million of this $2.6 million to the Dealer Performance/Aon Note. Combined Specialty will cause CSIC to reduce the principal balance of the Dealer Performance/Aon Note by $1.3 million in exchange for a note payable in the amount of $1.3 million from Combined Specialty.

               (iv) In exchange for the transfer by Aon of all of the outstanding capital stock of Technical to CSIC as described in SECTION 3.2(v), intercompany debt between Aon and CSIC will be reduced by approximately $1.5 million. CSIC will allocate such $1.5 million to the reduction of the principal balance of the Dealer Performance/Aon Note.

               (e) CICA/AON NOTE.

               (i) Aon will transfer an office building complex located at 5050 North Broadway Street, Chicago, Illinois to CICA in exchange for the reduction of approximately $15 million of the CICA/Aon Note.

               (ii) Aon will repay approximately $9,771,428 of the CICA/Aon
     Note.

               (iii) Aon will transfer to Combined Specialty the cash surrender value associated with certain insurance policies insuring Combined Specialty executives in exchange for the reduction of approximately $2.6 million in intercompany debt. Combined Specialty will allocate approximately $1.3 million of this $2.6 million to the CICA/Aon Note. Combined Specialty will cause CICA to reduce the principal balance of the note by $1.3 million in exchange for a note payable in the amount of $1.3 million from Combined Specialty.

               (iv) Aon will transfer all of the outstanding capital stock of Combined Australia to CICA, as described in SECTION 3.2(u), in exchange for the reduction of approximately $9.8 million of the CICA/Aon Note.

               (f) CICA/ASG NOTE.

               (i) Aon will transfer all of the outstanding capital stock of Olympic to CICA, as described in SECTION 3.2(u), in exchange for the reduction of approximately $6.5 million of the CICA/ASG Note.

               (ii) Following the transaction contemplated by the immediately preceding subparagraph, Aon will repay any remaining balance of the CICA/ASG Note with cash.

               (g) CICA/RISK SERVICES NOTE 1.

               (i) In exchange for the transfer by Aon of all of the outstanding capital stock of Combined Europe to CICA as described in SECTION 3.2(u), CICA will allocate $2.5 million of the approximately $44.5 million value of Combined Europe towards consideration for an assignment to Aon of the right to payment of $2.5 million on the CICA/Risk Services Note 1.

               (ii) In exchange for the transfer by Aon of all of the outstanding capital stock of Assurance Europe to CICA as described in
     SECTION 3.2(u), CICA will allocate the approximately $12.3 million value of Assurance Europe towards consideration for an assignment to Aon of the right to payment of $12.3 million on the CICA/Risk Services

     Note 1.

               (iii) Aon will transfer an office building complex located at 701 Cherry Street, Green Bay, Wisconsin to CICA. In exchange for such transfer, CICA will allocate the approximately $2.5 million value of such office building complex towards consideration for an assignment to Aon of the right to payment of $2.5 million on the CICA/Risk Services Note 1.

               (iv) In exchange for the transfer by Aon of all of the outstanding capital stock of Advisors to CICA as described in SECTION 3.2(u), CICA will allocate the approximately $400,000 value of Advisors towards consideration for an assignment to Aon of the right to payment of $400,000 on the CICA/Risk Services Note 1.

               (h) CICA/RISK SERVICES NOTE 2. In exchange for the transfer by Aon of all of the outstanding capital stock of Combined Europe to CICA as described in SECTION 3.2(u), CICA will allocate $42 million of the approximately $44.5 million value of Combined Europe towards consideration for an assignment to Aon of the CICA/Risk Services Note 2.

Notwithstanding the foregoing, Aon may elect in its sole discretion at any time prior to the Distribution to omit or modify any of such transactions or to include additional transactions.

               3.4 ASSUMPTION OF LIABILITIES. In connection with the transactions contemplated by SECTION 3.1, Combined Specialty or one or more of its Subsidiaries shall assume, effective on or before the Distribution, and pay, comply with and discharge all contractual and other Liabilities of Aon or its Subsidiaries arising out of or relating to the Combined Specialty Business, whether due or to become due (such Liabilities, the "ASSUMED LIABILITIES"). Notwithstanding anything to the contrary in this Agreement, neither Combined Specialty nor any of its Subsidiaries shall assume any of the following Liabilities of Aon or its Subsidiaries (the "RETAINED LIABILITIES"):

               (a) Except as provided in the Employee Benefits Agreement, the Liabilities under the Aon Benefit Plans (as defined in the Employee Benefits Agreement);

               (b) All Liabilities for which Aon is liable in accordance with the terms of the Tax Sharing Agreement; and

               (c) Liabilities arising out of or relating to the Retained Assets or the Retained Business.

               3.5 TERMINATION OF EXISTING INTERCOMPANY AGREEMENTS. Except as otherwise expressly provided in this Agreement or in the Operating Agreements, each Intercompany Agreement or intercompany arrangement and course of dealing, whether or not in writing and whether or not binding, in effect immediately prior to the Distribution, may be terminated by either party thereto after the Distribution upon thirty days written notice to the other party and, except to the extent the parties shall otherwise agree in writing, shall be terminated and be of no further force and effect from and after January 1, 2003.

               3.6 SHARED CONTRACTS. (a) With respect to Shared Contractual Liabilities pursuant to, arising under or relating to any Shared Contract, such Shared Contractual Liabilities shall be allocated between Aon and its Subsidiaries, on the one hand, and Combined Specialty and its Subsidiaries, on the other hand, as follows:

               (i) First, if a Liability is incurred exclusively in respect of a benefit received by one Party, the Party receiving such benefit shall be responsible for such Liability; and

               (ii) Second, if a Liability cannot be so allocated under clause
     (i), such Liability shall be allocated between the Parties based on the relative proportions of total benefit received (over the term of the Shared Contract, measured as of the date of the allocation) under the relevant Shared Contract. Notwithstanding the foregoing, each Party shall be responsible for any and all Liabilities arising out of or resulting from its breach of the relevant Shared Contract.

               (b) If either Aon and its Subsidiaries, on the one hand, or Combined Specialty and its Subsidiaries, on the other hand, receive any benefit or payment under any Shared Contract that was intended for the other Party, the Party receiving such benefit or payment will use commercially reasonable efforts to deliver, transfer or otherwise afford such benefit or payment (on an after-tax basis) to the other Party.

                                   ARTICLE IV
                       BUSINESS SEPARATION CLOSING MATTERS

               4.1 DELIVERY OF INSTRUMENTS OF CONVEYANCE. In order to effectuate the transactions contemplated by ARTICLE III, the Parties shall execute and deliver, or cause to be executed and delivered, prior to or as of the Distribution such deeds, bills of sale, instruments of assumption, instruments of assignment, stock powers, certificates of title and other instruments of assignment, transfer, assumption and conveyance (collectively, the "CONVEYANCING INSTRUMENTS") as the Parties shall reasonably deem necessary or appropriate to effect such transactions.

               4.2 DELIVERY OF OTHER AGREEMENTS. Prior to or as of the Distribution, the Parties shall execute and deliver, or shall cause to be executed and delivered, each of the Operating Agreements.

               4.3 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Distribution, Aon shall deliver to Combined Specialty all corporate books and records of Combined Specialty and its Subsidiaries and copies of all corporate books and records of Aon or its Subsidiaries relating to the Combined Specialty Business, including in each case all active agreements, litigation files and government filings. From and after the Distribution, all books, records and copies so delivered shall be the property of Combined Specialty or one of its Subsidiaries, as the case may be.

                                   ARTICLE V
                        NO REPRESENTATIONS AND WARRANTIES

               5.1 NO AON REPRESENTATIONS OR WARRANTIES. Except as expressly set forth herein or in any Operating Agreement, Aon does not represent or warrant in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any of the Transferred Assets or (ii) as to the legal sufficiency to convey title to any of the Transferred Assets on the execution, delivery and filing of the Conveyancing Instruments. ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and Combined Specialty shall bear the economic and legal risks that any conveyances of such assets shall prove to be insufficient or that Combined Specialty's title to any such assets shall be other than good and marketable and free of encumbrances. Except as expressly set forth in this Agreement or in any Operating Agreement, Aon does not represent or warrant that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, and, subject to SECTION 6.4, Combined Specialty shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. Notwithstanding the foregoing, the Parties shall fully cooperate and use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement.

               5.2 NO COMBINED SPECIALTY REPRESENTATIONS OR WARRANTIES. Except as expressly set forth herein or in any Operating Agreement, Combined Specialty does not represent or warrant in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets being transferred to Aon or (ii) as to the legal sufficiency to convey title to any of such assets on the execution, delivery and filing of the Conveyancing Instruments. ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, TITLE, VALUE, FREEDOM FROM ENCUMBRANCE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and Aon shall bear the economic and legal risks that any conveyances of such assets shall prove to be insufficient or that Aon's title to any such assets shall be other than good and marketable and free of encumbrances. Except as expressly set forth in this Agreement or in any Operating Agreement, Combined Specialty does not represent or warrant that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, and, subject to SECTION 6.4, Aon shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. Notwithstanding the foregoing, the Parties shall fully cooperate and use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                CERTAIN COVENANTS

               6.1 THIRD PARTY CONSENTS. The Parties will use commercially reasonable efforts to obtain any material consents, approvals or waivers from third parties (the "THIRD PARTY CONSENTS") required by the transactions contemplated by this Agreement.

               6.2 MATERIAL GOVERNMENTAL APPROVALS AND CONSENTS. The Parties will use commercially reasonable efforts to obtain any Material Governmental Approvals and Consents required by the transactions contemplated by this Agreement.

               6.3 NON-ASSIGNABLE CONTRACTS. (a) In the event and to the extent that Aon or any of its Subsidiaries is unable to obtain any consent, approval or amendment necessary for the transfer or assignment to Combined Specialty or one of its Subsidiaries of any Contract or other rights relating to the Combined Specialty Business that would otherwise be transferred or assigned to Combined Specialty or one of its Subsidiaries as contemplated by this Agreement or any other agreement or document contemplated hereby, (i) Aon and its Subsidiaries shall continue to be bound thereby and the purported transfer or assignment to Combined Specialty or one of its Subsidiaries shall automatically be deemed deferred until such time as all legal impediments are removed and all necessary consents have been obtained, and (ii) unless not permitted by the terms thereof or by law, Combined Specialty or one of its Subsidiaries shall pay, perform and discharge fully all of the obligations of Aon or its Subsidiaries thereunder from and after the Distribution, or such earlier date as such transfer or assignment would otherwise have taken place, and indemnify Aon and its Subsidiaries for all indemnifiable Losses arising out of such performance by Combined Specialty or its Subsidiaries. Aon and its Subsidiaries shall, without further consideration therefor, pay and remit to Combined Specialty or its Subsidiaries promptly all monies, rights and other considerations received in respect of such performance. Aon and its Subsidiaries shall exercise or exploit their rights and options under all such Contracts and other rights, agreements and documents referred to in this SECTION 6.3(a) only as reasonably directed by Combined Specialty and at Combined Specialty's expense. If and when any such consent, approval or amendment shall be obtained or such Contract or other right or agreement shall otherwise become transferable or assignable or be able to be novated, Aon or its Subsidiaries shall promptly assign or transfer and novate (to the extent permissible) all of its rights and obligations thereunder to Combined Specialty or its Subsidiaries without payment of further consideration, and Combined Specialty or its Subsidiaries shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the transfer or assignment of any Contract or other right (or the proceeds thereof) pursuant to this SECTION 6.3(a) is prohibited by law, this
SECTION 6.3(a) shall operate to create a subcontract with Combined Specialty or its Subsidiaries to perform each relevant Contract or other right, agreement or document at a subcontract price equal to the monies, rights and other considerations received by Aon or its Subsidiaries with respect to the performance by Combined Specialty or its Subsidiaries thereunder.

               (b) In the event and to the extent that Aon is unable to obtain any consent, approval or amendment necessary for the transfer or assignment to Aon or one of its Subsidiaries of any Contract or other rights not relating to the Combined Specialty Business that would otherwise be transferred or assigned to Aon or one of its Subsidiaries (excluding Combined Specialty and its Subsidiaries) as contemplated by this Agreement or any other agreement or document contemplated hereby, (i) the applicable Subsidiary of Combined Specialty shall continue to be bound thereby and the purported transfer or assignment to Aon or one of its Subsidiaries shall automatically be deemed deferred until such time as all legal impediments are removed and all necessary consents have been obtained, and (ii) unless not permitted by the terms thereof or by law, Aon or one of its Subsidiaries shall pay, perform and discharge fully all of the obligations of Combined Specialty or its Subsidiaries thereunder from and after the Distribution, or such earlier date as such transfer or assignment would otherwise have taken place, and indemnify Combined Specialty and its Subsidiaries for all indemnifiable Losses arising out of such performance by Aon or its Subsidiaries. Combined Specialty and its Subsidiaries shall, without further consideration therefor, pay and remit to Aon or its Subsidiaries promptly all monies, rights and other considerations received in respect of such performance. Combined Specialty and its Subsidiaries shall exercise or exploit its rights and options under all such Contracts and other rights, agreements and documents referred to in this SECTION 6.3(b) only as reasonably directed by Aon and at Aon's expense. If and when any such consent, approval or amendment shall be obtained or such Contract or other right or agreement shall otherwise become transferable or assignable or be able to be novated, Combined Specialty or its Subsidiaries shall promptly assign or transfer and novate (to the extent permissible) all of its rights and obligations thereunder to Aon or its Subsidiaries without payment of further consideration, and Aon or its Subsidiaries shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the transfer or assignment of any Contract or other right (or the proceeds thereof) pursuant to this SECTION 6.3(b) is prohibited by law, this SECTION 6.3(b) shall operate to create a subcontract with Aon or its Subsidiaries to perform each relevant Contract or other right, agreement or document at a subcontract price equal to the monies, rights and other considerations received by Combined Specialty or its Subsidiaries with respect to the performance by Aon or its Subsidiaries thereunder.

               6.4 NOVATION OF ASSUMED LIABILITIES; RELEASE OF GUARANTEES. (a) Except as otherwise specifically provided in SECTION 3.6 with respect to Shared Contracts and elsewhere in this Agreement, it is expressly understood and agreed to by the Parties that upon the assumption by Combined Specialty or its Subsidiaries of the Assumed Liabilities, Aon, its Subsidiaries and their respective officers, directors and employees shall be released unconditionally by Combined Specialty and its Subsidiaries from any and all Liability, whether joint, several or joint and several, for the discharge, performance or observance of any of the Assumed Liabilities, so that Combined Specialty or its Subsidiaries will be solely responsible for such Assumed Liabilities.

               (b) Combined Specialty or its Subsidiaries, at the reasonable request of Aon or its Subsidiaries, shall use commercially reasonable efforts to obtain, or cause to be obtained, any consent, approval, release, substitution or amendment required to novate (including with respect to any federal government contract) or assign all obligations under the Assumed Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than Combined Specialty or its Subsidiaries; PROVIDED, HOWEVER, that Combined Specialty and its Subsidiaries shall not be obligated to give any consideration therefor to any third party from whom such consents, approvals, releases, substitutions or amendments are requested.

               (c) If Combined Specialty or its Subsidiaries are unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, Aon and its Subsidiaries shall continue to be bound by such Assumed Liability and, unless not permitted by law or the terms thereof, Combined Specialty or its Subsidiaries shall, as agent or subcontractor for Aon and its Subsidiaries, pay, perform and discharge fully all of the obligations or other Liabilities of Aon and its Subsidiaries thereunder from and after the date hereof. Combined Specialty and its Subsidiaries shall indemnify and hold harmless Aon and its Subsidiaries against any Liabilities arising in connection with such Assumed Liability, except to the extent that such Liability is increased by virtue of action taken by Aon or any of its Subsidiaries following the Distribution, or with Combined Specialty's or any of its Subsidiaries' payment, performance and discharge of such Assumed Liability. Except as otherwise set forth in this Agreement, Aon and its Subsidiaries shall, without further consideration, pay and remit, or cause to be paid or remitted, to Combined Specialty or its Subsidiaries promptly the after-tax amount of all money, rights and other consideration received by it in respect of such performance (unless any such consideration is a Retained Asset), increased by any actual tax benefit derived by Aon or its Subsidiaries as a result of such payment or remittance (with such tax benefit determined pursuant to SECTION 10.5(d)). If and when any such consent, approval, release, substitution or amendment shall be obtained or such Assumed Liability shall otherwise become assignable or be able to be novated, Aon and its Subsidiaries shall thereafter assign, or cause to be assigned, all of their rights, obligations and other Liabilities thereunder to Combined Specialty and its Subsidiaries without payment of further consideration, and Combined Specialty and its Subsidiaries shall, without the payment of any further consideration, assume such rights and obligations.

               (d) Combined Specialty shall (i) execute guarantees in replacement of Guarantees of or by Aon or any Subsidiary of Aon (other than Combined Specialty and its Subsidiaries) set forth in SCHEDULE 6.4(d) hereto and
(ii) use commercially reasonable efforts to cause Aon or such Subsidiary to be fully released, as of the Distribution, in respect of all obligations under such Guarantees. With respect to any obligations of Aon or any Subsidiary of Aon under any other Guarantees relating to Combined Specialty and its Subsidiaries or the business conducted by any of them which Aon notifies Combined Specialty in writing, Combined Specialty shall use commercially reasonable efforts to cause Aon or such Subsidiary to be fully released, in each case, as promptly as practicable, in respect of all obligations of Aon or such Subsidiary under such other Guarantees. Without limiting the foregoing, after the Distribution, Combined Specialty will not renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by any such other Guarantee without providing evidence satisfactory to Aon that Aon has been released in respect of all obligations under such other Guarantee. Any cash or other collateral posted by Aon or one of its Subsidiaries in respect of any such other Guarantee shall be delivered to Aon.

               (e) Aon shall (i) execute guarantees in replacement of Guarantees of or by Combined Specialty or any Subsidiary of Combined Specialty set forth in
SCHEDULE 6.4(e) hereto and (ii) use commercially reasonable efforts to cause Combined Specialty or such Subsidiary to be fully released, as of the Distribution, in respect of all obligations under such Guarantees. With respect to any obligations of Combined Specialty or any Subsidiary of Combined Specialty under any other Guarantees relating to Aon and its Subsidiaries following the Distribution or the business conducted by any of them which Combined Specialty notifies Aon in writing, Aon shall use commercially reasonable efforts to cause Combined Specialty or such Subsidiary to be fully released, in each case, as promptly as practicable, in respect of all obligations of Combined Specialty or such Subsidiary under such other Guarantees. Without limiting the foregoing, after the Distribution, Aon will not renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by any such other Guarantee without providing evidence satisfactory to Combined Specialty that Combined Specialty has been released in respect of all obligations under such other Guarantee. Any cash or other collateral posted by Combined Specialty or one of its Subsidiaries in respect of any such other Guarantee shall be delivered to Combined Specialty.

               6.5 FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the Distribution and the other agreements and documents contemplated hereby. Without limiting the generality of the foregoing, each Party shall cooperate with the other Party to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, Contract or other instrument, and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to confirm the title of Combined Specialty and its Subsidiaries to all of the Combined Specialty Business, to put Combined Specialty or its Subsidiaries in actual possession and operating control thereof and to permit Combined Specialty or its Subsidiaries to exercise all rights with respect thereto and to effectuate the provisions and purposes of this Agreement and the other agreements and documents contemplated hereby or thereby.

               (b) If, as a result of mistake or oversight, any asset reasonably necessary to the conduct of the Combined Specialty Business is not transferred to Combined Specialty or one of its Subsidiaries, or any asset reasonably necessary to the conduct of the Retained Business is transferred to Combined Specialty or one of its Subsidiaries, Aon and Combined Specialty shall negotiate in good faith after the Distribution to determine whether such asset should be transferred to Combined Specialty or one of its Subsidiaries or to Aon or one of its Subsidiaries, as the case may be, and the terms and conditions upon which such asset shall be made available to Combined Specialty or one of its Subsidiaries or to Aon or one of its Subsidiaries, as the case may be. Unless expressly provided to the contrary in this Agreement or any Operating Agreement, if, as a result of mistake or oversight, any Liability arising out of or relating to the Combined Specialty Business is retained by Aon or one of its Subsidiaries, or any Liability arising out of or relating to the Retained Business is assumed by Combined Specialty or one of its Subsidiaries, Aon and Combined Specialty shall negotiate in good faith after the Distribution to determine whether such Liability should be transferred to Combined Specialty or one of its Subsidiaries or Aon or one of its Subsidiaries, as the case may be, and/or the terms and conditions upon which any such Liability shall be transferred.

               6.6 NOMINEE SHARES. Aon agrees to use commercially reasonable efforts to cause to be transferred to, or as directed by, Combined Specialty all director's qualifying or other shares of capital stock of any of the Transferred Subsidiaries held as of the Distribution by persons who are not employees of Combined Specialty or its Subsidiaries. Combined Specialty agrees to use commercially reasonable efforts to cause to be transferred to, or as directed by, Aon all director's qualifying or other shares of capital stock of any Aon Subsidiary other than Combined Specialty and the Transferred Subsidiaries held as of the Distribution by employees of Combined Specialty or its Subsidiaries.

               6.7 COLLECTION OF ACCOUNTS RECEIVABLE. (a) Following the Distribution, Aon and its Subsidiaries shall be entitled to control all collection actions related to the Retained Business and Combined Specialty and its Subsidiaries shall be entitled to control all collection actions related to the Combined Specialty Business, in each case including the determination of what actions are necessary or appropriate and when and how to take any such action.

               (b) If, after the Distribution, Combined Specialty or one of its Subsidiaries shall receive any remittance from any account debtors with respect to the accounts receivable arising out of the Retained Business or other amounts due Aon or its Subsidiaries in respect of services rendered by Aon or its Subsidiaries after the Distribution, or Aon or one of its Subsidiaries shall receive any remittance from any account debtors with respect to the accounts receivable arising out of the Combined Specialty Business or other amounts due Combined Specialty or its Subsidiaries in respect of services rendered by Combined Specialty or its Subsidiaries after the Distribution, such Party shall receive and deposit such remittance and hold the same for the benefit of the other Party. The Parties shall reconcile any amounts held under this SECTION 6.7 on a monthly basis, with the difference between the amounts held by each Party for the benefit of the other being settled by a cash payment to be made as soon as practicable following such reconciliation and, in any event, no later than five (5) business days following the completion of such reconciliation.

               (c) Each Party shall deliver to the other such schedules and other information with respect to accounts receivable as each shall reasonably request from time to time in order to permit such Parties to reconcile their respective records and to monitor the collection of all accounts receivable. Each Party shall afford the other reasonable access to its books and records relating to any accounts receivable.

               6.8 ELECTION OF COMBINED SPECIALTY BOARD OF DIRECTORS. Prior to the Distribution, Aon agrees to vote all shares of Combined Specialty Common Stock held by it in favor of the nominees to the Board of Directors of Combined Specialty, as set forth on SCHEDULE 6.8 hereto.

               6.9 LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Operating Agreement, any amount not paid when due pursuant to this Agreement or any Operating Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within sixty (60) days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

               6.10 REGISTRATION AND LISTING. Prior to the Distribution:

               (a) Aon and Combined Specialty shall cooperate with respect to the preparation of the registration statement on Form 10, including such amendments or supplements thereto as may be necessary (together, the "REGISTRATION STATEMENT"), to effect the registration of the Combined Specialty Common Stock under the Exchange Act. The Registration Statement shall include an information statement to be sent by Aon to its stockholders in connection with the Distribution (the "INFORMATION STATEMENT"). Combined Specialty filed the Registration Statement with the SEC on *. Combined Specialty shall use commercially reasonable efforts to cause the Registration Statement to become and remain effective under the Exchange Act as soon as reasonably practicable. After the Registration Statement becomes effective, Aon shall mail the Information Statement to the holders of Aon Common Stock.

               (b) The Parties shall use commercially reasonable efforts to take all such action as may be necessary or appropriate under state and foreign securities and "Blue Sky" laws in connection with the transactions contemplated by this Agreement.

               (c) Aon and Combined Specialty shall prepare, and Combined Specialty shall file and seek to make effective, an application for the listing of the Combined Specialty Common Stock on the NYSE, subject to official notice of issuance.

               (d) The Parties shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto that are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby.

               6.11 NO NONCOMPETITION; NONHIRING. (a) After the Distribution, either Party may, except as otherwise provided in the Operating Agreements, (i) engage in the same or similar activities or lines of business as the other Party or (ii) do business, or refrain from doing business, with any potential or actual supplier or customer of the other Party.

               (b) During the period beginning on the date hereof and ending on the first anniversary of the Distribution Date, neither Aon or its Subsidiaries nor Combined Specialty or its Subsidiaries shall, directly or indirectly, without the prior written consent of the other, hire any person who is employed by, or who during such period has terminated employment with, the other Party (or any of its Subsidiaries), PROVIDED, HOWEVER, that such restrictions shall not apply with respect to the hiring of a person whose employment was terminated on an involuntary basis by action of a Party (or any of its Subsidiaries).

               6.12 LITIGATION. (a) As of the Distribution, Combined Specialty or its Subsidiaries, as appropriate, shall assume and pay all Liabilities that may result from the Assumed Actions and all fees and costs relating to the defense of the Assumed Actions, including attorneys' fees and costs incurred after the Distribution. "ASSUMED ACTIONS" shall mean those cases, claims and investigations (on which Aon, its Subsidiaries or its Affiliates, other than Combined Specialty and its Subsidiaries, are a defendant or the party against whom the claim or investigation is directed) primarily related to the Combined Specialty Business, including reinsurance subrogation actions and those listed on SCHEDULE 6.12(a) hereto.

               (b) Aon and its Subsidiaries shall transfer the Transferred Actions to Combined Specialty, and Combined Specialty shall receive and have the benefit of all of the proceeds of such Transferred Actions. "TRANSFERRED ACTIONS" shall mean those cases and claims (on which Aon, its Subsidiaries or its Affiliates are a plaintiff or claimant) primarily relating to the Combined Specialty Business, including reinsurance subrogation actions and those listed on SCHEDULE 6.12(b) hereto.

               (c) Each Party agrees that at all times from and after the Distribution, if an Action is commenced by a third party naming both Parties as defendants thereto and with respect to which one Party is a nominal defendant, then the other Party shall use commercially reasonable efforts to cause such nominal defendant to be removed from such Action.

               6.13 SIGNS; USE OF COMPANY NAME. As soon as practicable, and in any event within 180 days after the Distribution Date, the Parties, at Combined Specialty's expense, shall remove (or, if necessary, on an interim basis cover up) any and all exterior and interior signs and identifiers that refer or pertain to Aon, any of its Subsidiaries or the Retained Business on the Transferred Assets, in the case of Combined Specialty, or that refer or pertain to Combined Specialty, any of its Subsidiaries or the Transferred Business on the Retained Assets, in the case of Aon. After such period, (i) Combined Specialty and its Subsidiaries shall not use or display the name "Aon," or any variations thereof, or other trademarks, tradenames, logos or identifiers using any of such names or otherwise owned by or licensed to Aon or any of its Subsidiaries that have not been assigned or licensed to Combined Specialty or any of its Subsidiaries, and (ii) Aon and its Subsidiaries shall not use or display the name "Combined Specialty," "Combined Specialty Corporation," or any variations thereof, or other trademarks, tradenames, logos or identifiers using any of such names or otherwise owned by or licensed to Combined Specialty or any of its Subsidiaries that have not been assigned or licensed to Aon or any of its Subsidiaries (collectively, the "NON-PERMITTED NAMES"), without the prior written consent of the other Party; PROVIDED, HOWEVER, that notwithstanding the foregoing, nothing contained in this Agreement shall prevent either Party from using the other's name in public filings with Governmental Authorities, materials intended for distribution to either Party's stockholders or any other communication in any medium that describes the relationship between the Parties.

               6.14 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority (including those in connection with the HSR Act, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII
                         CONDITIONS TO THE DISTRIBUTION

               The obligation of Aon to effect the Distribution is subject to the satisfaction or the waiver by Aon, of each of the following conditions:

               7.1 APPROVAL BY AON BOARD OF DIRECTORS. This Agreement and the transactions contemplated hereby, including the declaration of the Distribution, shall have been duly approved by the Board of Directors of Aon in accordance with applicable law and the Second Restated Certificate of Incorporation, as amended, and By-laws of Aon.

               7.2 RECEIPT OF IRS PRIVATE LETTER TAX RULING. Aon shall have received a ruling from the IRS substantially to the effect that the Contribution will qualify as a tax-free transaction for federal income tax purposes under
Section 368(a)(1)(D) or Section 351 of the Code, that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code, and that no income, gain or loss will be recognized by Aon, Combined Specialty or their respective stockholders (other than with respect to cash received in lieu of fractional shares) upon the Contribution or the Distribution.

               7.3 COMPLIANCE WITH STATE AND FOREIGN SECURITIES AND "BLUE SKY" LAWS. The Parties shall have taken all such action as may be necessary or appropriate under state and foreign securities and "blue sky" laws in connection with the Distribution.

               7.4 SEC FILINGS AND APPROVALS. The Parties shall have prepared and Combined Specialty shall, to the extent required under applicable law, have filed with the SEC any such documentation and no action letter requests that Aon reasonably determines are necessary or desirable to effectuate the Distribution, and each Party shall use commercially reasonable efforts to obtain all necessary approvals or no action letters from the SEC with respect thereto as soon as practicable.

               7.5 EFFECTIVENESS OF REGISTRATION STATEMENT; NO STOP ORDER. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending the effectiveness of the Registration Statement shall have been initiated or, to the knowledge of either of the Parties, threatened by the SEC.

               7.6 DISSEMINATION OF INFORMATION TO AON STOCKHOLDERS. Prior to the Distribution, the Parties shall have prepared and mailed to the holders of Aon Common Stock such information concerning Combined Specialty, its business, operations and management, the Distribution and such other matters as Aon shall reasonably determine and as may be required by law.

               7.7 APPROVAL OF NYSE LISTING APPLICATION. The Combined Specialty Common Stock to be distributed in the Distribution shall have been approved for listing on the NYSE, subject to official notice of issuance.

               7.8 OPERATING AGREEMENTS. Each of the Operating Agreements shall have been executed and delivered, and each of such agreements shall be in full force and effect.

               7.9 RESIGNATIONS. Prior to the Distribution, Aon shall cause all of its designees to resign or to be removed as officers and from all Boards of Directors or similar governing bodies of Combined Specialty and its Subsidiaries and Combined Specialty shall cause all of its designees to resign or to be removed as officers and from all Boards of Directors or similar governing bodies of Aon and its Subsidiaries (other than Combined Specialty and its Subsidiaries).

               7.10 CONSENTS. (a) All Material Governmental Approvals and Consents required to permit the valid consummation of the Distribution shall have been obtained without any conditions being imposed that would have a material adverse effect on Aon or Combined Specialty.

               (b) Aon shall have obtained the consent, approval or waiver of each Person (other than the Governmental Authorities referred to in SECTION 7.10(a)) whose consent, approval or waiver shall be required in connection with the Distribution, except those for which the failure to obtain such consents, approvals or waivers would not, in the reasonable opinion of Aon, individually or in the aggregate have a material adverse effect on Aon, Combined Specialty or the consummation of the Distribution.

               7.11 NO ACTIONS. No action, suit or proceeding shall have been instituted or threatened by or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator to restrain, enjoin or otherwise prevent the Distribution or the other transactions contemplated by this Agreement (including a stop order with respect to the effectiveness of the Registration Statement), and no order, injunction, judgment, ruling or decree issued by any court of competent jurisdiction shall be in effect restraining the Distribution or such other transactions.

               7.12 CONSUMMATION OF PRE-DISTRIBUTION TRANSACTIONS. The pre-Distribution transactions contemplated by ARTICLE III of this Agreement shall have been consummated in all material respects.

               7.13 NO OTHER EVENTS. No other events or developments shall have occurred that, in the judgment of the Aon Board of Directors, would result in the Distribution having a material adverse effect on Aon or its stockholders.

               7.14 SATISFACTION OF CONDITIONS. The satisfaction of the foregoing conditions are for the sole benefit of Aon and shall not give rise to or create any duty on the part of Aon or the Aon Board of Directors to waive or not waive any such condition, to effect the Distribution or in any way limit Aon's power of termination set forth in SECTION 13.12.

                                  ARTICLE VIII
                                INSURANCE MATTERS

               8.1 INSURANCE PRIOR TO THE DISTRIBUTION. Combined Specialty does hereby agree that Aon and its Subsidiaries shall not have any Liability whatsoever as a result of the insurance policies and practices of Aon and its Subsidiaries in effect at any time prior to the Distribution, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy and the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

               8.2 OWNERSHIP OF EXISTING POLICIES AND PROGRAMS. Aon or one or more of its Subsidiaries shall continue to own all property, casualty and liability insurance policies and programs, including, without limitation, primary and excess general liability, errors and omissions, automobile, workers' compensation, property, fire, crime and surety insurance policies, in effect before the Distribution (the "AON POLICIES"). Aon shall use commercially reasonable efforts to maintain the Aon Policies in full force and effect up to and including the Distribution Date, and, subject to the provisions of this Agreement, Aon and its Subsidiaries shall retain all of their respective rights, benefits and privileges, if any, under the Aon Policies. Nothing contained herein shall be construed to be an attempted assignment of or to change the ownership of the Aon Policies.

               8.3 PROCUREMENT OF INSURANCE FOR COMBINED SPECIALTY. To the extent not already provided for by the terms of an Aon policy, Aon shall use commercially reasonable efforts to cause Combined Specialty and the appropriate Combined Specialty Subsidiaries to be named as insureds under Aon Policies that are related to the Combined Specialty Business and whose effective policy periods include the Distribution Date, in respect of claims arising out of or relating to periods prior to the Distribution; PROVIDED, HOWEVER, that nothing contained herein shall be construed to require Aon or any of its Subsidiaries to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any Aon Policy in order to effect the naming of Combined Specialty and its Subsidiaries as such.

               8.4 ACQUISITION AND MAINTENANCE OF POST-DISTRIBUTION COMBINED SPECIALTY INSURANCE POLICIES AND PROGRAMS. Commencing on and as of the Distribution Date, Combined Specialty shall establish and maintain separate property, casualty and liability insurance policies and programs (including, without limitation, primary and excess general liability, errors and omissions, automobile, workers' compensation, property, fire, crime, surety and other similar insurance policies) for activities and claims involving Combined Specialty or any of its Subsidiaries or Affiliates, in each case with commercially reasonable limits and deductibles. Combined Specialty agrees to maintain errors and omissions coverage with limits of at least $* for a period of at least * years after the Distribution. All insurance policies required to be maintained by Combined Specialty shall be with insurers reasonably acceptable to Aon with respect to financial condition and claims-paying ability. Combined Specialty will exercise commercially reasonable efforts to secure liability insurance to avoid potential gaps in coverage for claims arising from events prior to the Distribution, which gap would not exist had the Combined Specialty Business continued to be covered with the same retroactive dates existing in the Aon Policies in effect on the Distribution Date. Combined Specialty and its Subsidiaries shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by Combined Specialty and its Subsidiaries or Affiliates for claims relating to any period on or after the Distribution involving Combined Specialty or any of its Subsidiaries or Affiliates. Notwithstanding any other agreement or understanding to the contrary, except as set forth in SECTION 8.6 with respect to claims administration and financial administration of the Aon Policies, neither Aon nor any of its Subsidiaries or Affiliates shall have any responsibility for or obligation to Combined Specialty or any of its Subsidiaries or Affiliates relating to property and casualty insurance matters for any period, whether prior to, on or after the Distribution Date. The provisions of this SECTION 8.4 regarding claims administration and financial administration relating to insurance policies are not intended to limit the ability of either Party to exercise its rights with respect to the defense of any Third Party Claim pursuant to SECTION 10.6.

               8.5 COMBINED SPECIALTY DIRECTORS' AND OFFICERS' INSURANCE. Aon shall use commercially reasonable efforts to cause the persons currently serving as officers and/or directors of Aon or any of its Subsidiaries who serve as officers and/or directors of Combined Specialty or any of its Subsidiaries on the Distribution Date to be covered for a period of six (6) years from the Distribution Date by the directors' and officers' liability insurance policy maintained by Aon (including corporate reimbursement) (PROVIDED that Aon may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to matters covered under the existing policy occurring prior to the Distribution that were committed by such officers and/or directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Aon be required to expend with respect to any year more than 200% of the current annual premium expended by Aon (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto; and PROVIDED, FURTHER, that if Aon is unable to maintain or obtain the insurance called for by this SECTION 8.5,

Aon shall use commercially reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount. In the event Aon or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Aon assume the obligations set forth in this SECTION 8.5. The provisions of this SECTION 8.5 are intended to be for the benefit of, and shall be enforceable by, each such officer and director and his or her heirs and representatives. As provided in SECTION 10.5, any amount Combined Specialty is required to pay to Aon as an indemnity under this Agreement is reduced to the extent Aon receives insurance proceeds from the above coverage, but only to the extent such proceeds are actually received by Aon.

               8.6 POST-DISTRIBUTION INSURANCE CLAIMS ADMINISTRATION. Aon and its Subsidiaries shall have the primary right, responsibility and authority for claims administration and financial administration of claims that relate to or affect the Aon Policies. Upon notification by Combined Specialty or one of its Subsidiaries or Affiliates of a claim relating to Combined Specialty or a Subsidiary or Affiliate thereof under one or more of the Aon Policies, Aon shall cooperate with Combined Specialty in asserting and pursuing coverage and payment for such claim by the appropriate insurance carrier(s). In asserting and pursuing such coverage and payment, Aon shall have sole power and authority to make binding decisions, determinations, commitments and stipulations on its own behalf and on behalf of Combined Specialty and its Subsidiaries and Affiliates, which decisions, determinations, commitments and stipulations shall be final and conclusive if reasonably made to maximize the overall economic benefit of the Aon Policies. Combined Specialty and its Subsidiaries and Affiliates shall assume responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges (collectively, "INSURANCE CHARGES") whenever arising, which shall become due and payable under the terms and conditions of any applicable Aon Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of Combined Specialty or any of its Subsidiaries or Affiliates, whether the same relate to the period prior to, on or after the Distribution Date. To the extent that the terms of any applicable Aon Policy provide that Aon or any of its Subsidiaries shall have an obligation to pay or guarantee the payment of any Insurance Charges relating to Combined Specialty or any of its Subsidiaries, Aon shall be entitled to demand that Combined Specialty make such payment directly to the Person or entity entitled thereto. In connection with any such demand, Aon shall submit to Combined Specialty a copy of any invoice received by Aon pertaining to such Insurance Charges together with appropriate supporting documentation, to the extent available. In the event that Combined Specialty fails to pay any such Insurance Charges when due and payable, whether at the request of the Person entitled to payment or upon demand by Aon, Aon and its Subsidiaries may (but shall not be required to) pay such insurance charges for and on behalf of Combined Specialty and, thereafter, Combined Specialty shall forthwith reimburse Aon for such payment. Subject to the other provisions of this ARTICLE VIII, the retention by Aon of the Aon Policies and the responsibility for claims administration and financial administration of such policies are in no way intended to limit, inhibit or preclude any right of Combined Specialty, Aon or any other insured to insurance coverage for any Insured Claims under the Aon Policies. The provisions of this
SECTION 8.6 regarding claims administration and financial administration relating to the Aon Policies are not intended to limit the ability of either Party to exercise its rights with respect to the defense of any Third Party Claim pursuant to SECTION 10.6.

               8.7 ALLOCATION OF INSURANCE PROCEEDS UNDER AON POLICIES. (a) For any claim period under an Aon Policy in which (i) Insurance Proceeds are recovered and (ii) Insured Claims relate both to the Combined Specialty Business and the Retained Business, the total Insurance Proceeds recovered for such claim period and any applicable deductible or retention shall be allocated (an "ALLOCATION") between them in proportion to the aggregate Insured Claims with respect to such claim period asserted for the benefit of each. The Parties shall settle by cash payment (an "ALLOCATION PAYMENT") any difference between (i) the Insurance Proceeds received by (or previously allocated to) each and any deductible or retention satisfied by (or previously allocated to) each and (ii) the amounts determined in connection with an Allocation.

               (b) Whenever Insurance Proceeds are received for a claim period described in SECTION 8.7(a), Aon will, not later than [30 business days] after receipt thereof, calculate an Allocation and the amount of any applicable Allocation Payment and deliver notice (an "ALLOCATION NOTICE") thereof to Combined Specialty. Combined Specialty shall have a period of [30 business days] after the receipt of an Allocation Notice within which to respond thereto. If Combined Specialty does not respond within such [30 business-day] period, Combined Specialty shall be deemed to have accepted the Allocation Notice. If Combined Specialty does respond within such [30 business-day] period and rejects the Allocation Notice in whole or in part, Aon may pursue resolution as provided in ARTICLE XI.

               (c) Not later than [5 business days] following the date on which an Allocation Notice has been accepted or is otherwise finally determined, Aon or Combined Specialty, as the case may be, shall make any Allocation Payment set forth on the Allocation Notice.

               (d) If either Party incurs a Liability that would be an Insured Claim with respect to any claim period described in SECTION 8.7(a) but for any applicable policy limit, the Parties shall agree to an Allocation and a corresponding Allocation Payment as if such Liability was an Insured Claim without assuming the recovery of any additional Insurance Proceeds.

               8.8 CERTAIN ADJUSTMENTS. The Parties acknowledge that prepaid insurance premiums and any cash received by Aon or its Subsidiaries with respect to prepaid insurance is not included within the Transferred Assets. Notwithstanding the foregoing, Aon agrees to pay to Combined Specialty, promptly upon receipt by Aon, the amount of any cash received by Aon and its Subsidiaries from * as a premium adjustment to reflect the exclusion of Combined Specialty and its Subsidiaries from the coverage of the Aon Policies.

               8.9 NON-WAIVER OF RIGHTS TO COVERAGE. An insurance carrier that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the provisions of this ARTICLE VIII, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurance carrier or any third party shall be entitled to a windfall (I.E., a benefit they would not be entitled to receive had no Distribution occurred or in the absence of the provisions of this ARTICLE VIII) by virtue of the provisions hereof.

               8.10 SCOPE OF AFFECTED POLICIES OF INSURANCE. The provisions of this ARTICLE VIII relate solely to matters involving liability, casualty and workers' compensation insurance, and shall not be construed to affect any obligation of or impose any obligation on the Parties with respect to any life, health and accident, dental or medical insurance policies applicable to any of the officers, directors, employees or other representatives of the Parties or their Affiliates.

                                   ARTICLE IX
                                    EXPENSES

               9.1 ALLOCATION OF EXPENSES. (a) Except as otherwise provided in this Agreement, the Operating Agreements or any other agreement contemplated hereby, or as otherwise agreed to in writing by the Parties, all fees and expenses incurred in connection with the transactions contemplated hereby or thereby shall be paid by Aon. Specifically, (i) Aon shall absorb all of the costs associated with the dedication of internal resources and personnel to such transaction at all times prior to the Distribution, and (ii) Aon shall pay all fees and expenses that are related directly to the implementation of the Distribution transactions prior to the Distribution.

               (b) Without limiting the generality of the foregoing, Aon shall be solely responsible for the following costs incurred in connection with the transactions contemplated hereby: (i) the reasonable fees and expenses of Sidley Austin Brown & Wood, Allen & Overy, and other legal counsel, in connection with its representation of Aon; (ii) the reasonable fees and expenses of Morgan Stanley Dean Witter relating to its financial advisory services rendered to Aon and Combined Specialty in connection with the Distribution; (iii) the reasonable fees and expenses of Ernst & Young LLP in connection with its audit and tax services rendered to Aon; (iv) all SEC registration and "blue sky" filing fees associated with the Registration Statement; (v) the printing, mailing and distribution of the Information Statement to Aon's stockholders; (vi) the reasonable fees and expenses of Combined Specialty's Transfer Agent and registrar relating to the initial issuance of shares of Combined Specialty Common Stock as a dividend to Aon's stockholders; (vii) the NYSE listing fees for the Combined Specialty Common Stock; (viii) the design and initial printing of certificates representing the Combined Specialty Common Stock; and (ix) the development, search and registration of the name "Combined Specialty."

               (c) [Notwithstanding SECTION 9.1(a)(i) above, Combined Specialty shall be solely responsible for all fees, expenses and other costs incurred in connection with the transactions contemplated hereby related to: (i) the reasonable fees and expenses of Sidley Austin Brown & Wood in connection with its representation of Combined Specialty related to the creation of benefits plans; (ii) the reasonable fees and expenses relating to the syndication and arrangement of credit facilities for Combined Specialty; and (iii) the reasonable fees or expenses of any financial advisors, other than those approved by Aon, retained by Combined Specialty in connection with any "road shows" or presentations to investors.]

                                   ARTICLE X
                                 INDEMNIFICATION

               10.1 RELEASE OF PRE-DISTRIBUTION CLAIMS. (a) Except as provided in SECTION 10.1(b), effective as of the Distribution, each Party does hereby, on behalf of itself and its respective Subsidiaries, successors and assigns, remise, release and forever discharge the other Party, its respective Subsidiaries, successors and assigns and all Persons who at any time prior to the Distribution have been shareholders, directors, officers, agents or employees of such Party (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed before the Distribution, including, among others, any Liability (i) for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by (x) the Combined Specialty Business from Aon or its Subsidiaries (other than the Combined Specialty Business) or (y) Aon or its Subsidiaries (other than the Combined Specialty Business) from the Combined Specialty Business and (ii) in connection with the transactions and all other activities to implement the Distribution.

               (b) Nothing contained in SECTION 10.1(a) shall impair any right of any Person to enforce this Agreement, any Operating Agreement or any agreements, arrangements, commitments or understandings that are not to terminate as of the Distribution, in each case in accordance with its terms. Nothing contained in SECTION 10.1(a) shall release any Person from:

               (i) any Liability provided in or resulting from any agreement of the Parties that is not to terminate as of the Distribution;

               (ii) any Liability, contingent or otherwise, assumed, transferred, assigned, retained or allocated to that Person in accordance with, or any other Liability of that Person under, this Agreement or any Operating Agreement;

               (iii) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by one Party at the request or on behalf of the other Party; or

               (iv) any Liability that the Parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this ARTICLE X and, if applicable, the appropriate provisions of the Operating Agreements.

               (c) Neither Party shall make, nor permit any of its Subsidiaries or controlled Affiliates to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against the other Party, or any other Person released pursuant to SECTION 10.1(a), with respect to any Liability released pursuant to SECTION 10.1(a).

               (d) It is the intent of each of the Parties by virtue of the provisions of this SECTION 10.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed before the Distribution, between the Parties (including any contractual agreements or arrangements existing or alleged to exist between the Parties before the Distribution), except as expressly set forth in SECTION 10.1(b). At any time, at the reasonable request of either Party, the other Party shall execute and deliver releases reflecting the provisions hereof.

               10.2 INDEMNIFICATION BY COMBINED SPECIALTY. Except as provided in
SECTION 10.5, Combined Specialty shall indemnify, defend and hold harmless Aon and each of its Subsidiaries, Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AON INDEMNIFIED PARTIES"), from and against any and all Expenses or Losses incurred or suffered by Aon (and/or one or more of the Aon Indemnified Parties), in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items:

               (a) any claim that the information included in the Registration Statement or the Information Statement that relates to the Combined Specialty Business or any other information relating to the Combined Specialty Business is or was false or misleading with respect to any material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, regardless of whether the occurrence, action or other event giving rise to the applicable matter took place prior to or subsequent to the Distribution;

               (b) the Combined Specialty Business as conducted by Aon or its Subsidiaries or Affiliates at any time prior to the Distribution, other than the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by Aon or its Subsidiaries (other than the Combined Specialty Business) from the Combined Specialty Business;

               (c) the Transferred Assets;

               (d) the Assumed Liabilities;

               (e) any Guarantees of Aon or any Subsidiary of Aon (other than Combined Specialty and its Subsidiaries) of obligations of Combined Specialty or any of its Subsidiaries or that are otherwise related to the business conducted by Combined Specialty and its Subsidiaries, including, without limitation, those relating to insurance programs maintained by Aon or any Subsidiary of Aon relating to Combined Specialty, its Subsidiaries, or the business conducted by any of them;

               (f) the breach by Combined Specialty or any of its Subsidiaries of any covenant or agreement set forth in this Agreement, any Conveyancing Instrument or any Operating Agreement other than the Transition Services Agreement, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Expense or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported, it being understood that the availability of indemnification with respect to any loss, claim, accident, occurrence, event or happening arising out of or relating to the Transition Services Agreement shall be governed by the terms thereof;

               (g) [the employee benefits provided or the actions taken or omitted to be taken with respect thereto in connection with this Agreement, the Employee Benefits Agreement or otherwise relating to the provision of employee benefits to employees or former employees of Combined Specialty (or its Subsidiaries), their beneficiaries, alternate payees or any other person claiming benefits through them (except to the extent such Expenses or Losses are specifically allocated to Aon pursuant to the Employee Benefits Agreement), including, without limitation, Expenses or Losses arising in connection with Combined Specialty's reduction, elimination or failure to provide any benefit provided prior to or after the Distribution to its employees or employees of any of its Subsidiaries; or]

               (h) any use of, access to or reliance upon the information or data made available to Combined Specialty or its Subsidiaries pursuant to
SECTION 12.1.

               10.3 INDEMNIFICATION BY AON. Except as provided in SECTION 10.5, Aon shall indemnify, defend and hold harmless Combined Specialty and each of its Subsidiaries, Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "COMBINED SPECIALTY INDEMNIFIED PARTIES"), from and against any and all Expenses or Losses incurred or suffered by Combined Specialty (and/or one or more of the Combined Specialty Indemnified Parties) in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items:

               (a) any claim that the information included in the Registration Statement or the Information Statement that relates to Aon or the Retained Business or any other information relating to the Retained Business is or was false or misleading with respect to any material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, regardless of whether the occurrence, action or other event giving rise to the applicable matter took place prior to or subsequent to the Distribution;

               (b) the business (other than the Combined Specialty Business) conducted by Aon or its Subsidiaries or Affiliates at any time prior to the Distribution, other than the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by the Combined Specialty Business from Aon or its Subsidiaries (other than the Combined Specialty Business);

               (c) the Retained Assets;

               (d) the Liabilities (including the Retained Liabilities) of Aon or its Subsidiaries other than the Assumed Liabilities;

               (e) any Guarantees of Combined Specialty or any Subsidiary of Combined Specialty of obligations of Aon or any of its Subsidiaries (other than Combined Specialty and its Subsidiaries) or that are otherwise related to the business conducted by Aon and its Subsidiaries (other than Combined Specialty and its Subsidiaries);

               (f) the breach by Aon or any of its Subsidiaries of any covenant or agreement set forth in this Agreement, any Conveyancing Instrument or any Operating Agreement other than the Transition Services Agreement, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Expense or Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported, it being understood that the availability of indemnification with respect to any loss, claim, accident, occurrence, event or happening arising out of or relating to the Transition Services Agreement shall be governed by the terms thereof;

               (g) Aon's reduction, elimination or failure to provide any benefit provided prior to or after the Distribution to its employees (or employees of its Subsidiaries), other than a benefit assumed by Combined Specialty pursuant to the Employee Benefits Agreement, or any act or omission by Aon in connection with the transfer of assets and liabilities from the Aon Qualified Savings Plan and Aon Qualified Pension Plan to the CSC Qualified Savings Plan and CSC Qualified Pension Plan; or

               (h) any use of, access to or reliance upon the information or data made available to Aon or its Subsidiaries pursuant to SECTION 12.1.

               10.4 APPLICABILITY OF AND LIMITATION ON INDEMNIFICATION. (a) Except as expressly provided herein, the indemnity obligation under this ARTICLE X shall apply notwithstanding any investigation made by or on behalf of any indemnified party and shall apply without regard to whether the loss, liability, claim, damage, cost or expense for which indemnity is claimed hereunder is based on strict liability, absolute liability or arises as an obligation for contribution.

               (b) Notwithstanding anything in this agreement to the contrary, in no event shall Aon be liable to Combined Specialty (or any Combined Specialty Indemnified Party), or Combined Specialty be liable to Aon (or any Aon Indemnified Party), under this agreement for any special, consequential or punitive damages, including loss of anticipated profits or loss or diminution of revenues, regardless of the form of action, whether in contract, tort or otherwise, except to the extent that such liability has been asserted by a third party against a party entitled to indemnification hereunder.

               10.5 ADJUSTMENT OF INDEMNIFIABLE LOSSES. (a) The amount that any Party (an "INDEMNIFYING PARTY") is required to pay to any Person entitled to indemnification hereunder (an "INDEMNIFIED PARTY") shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds and other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Expense or Loss. If an Indemnified Party receives a payment (an "INDEMNITY PAYMENT") required by this Agreement from an Indemnifying Party in respect of any Expense or Loss and subsequently actually receives Insurance Proceeds or other amounts in respect of such Expense or Loss, then such Indemnified Party shall pay to the Indemnifying Party a sum equal to the lesser of (i) the after-tax amount of such Insurance Proceeds or other amounts actually received or (ii) the net amount of Indemnity Payments actually received previously, in each case increased by any actual tax benefit derived by the Indemnified Party as a result of such payment (with such tax benefit determined pursuant to SECTION 10.5(d)). The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy.

               (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit he or she would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

               (c) If any Indemnified Party realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred an Expense or a Loss for which such Indemnified Party receives an Indemnity Payment from an Indemnifying Party (or by reason of the receipt of any Indemnity Payment), then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account, without limitation, any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnified Party by reason of having incurred an Expense or a Loss (or by reason of the receipt of any Indemnity Payment) shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or loss or inclusion in income for such period resulting from such Expense or Loss (or the receipt of any Indemnity Payment or additional amount), as the case may be, without regard to whether such deduction or loss or such inclusion in income results in any actual decrease or increase in Tax liability for such period (with the amount of any deduction or loss or inclusion in income determined in accordance with SECTION 10.5(d) below), by (ii) the highest applicable marginal Tax rate for such period (PROVIDED, HOWEVER, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this SECTION 10.5(c) with respect to a Tax benefit or Tax detriment realized by an Indemnified Party in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the Party filing such return.

               (d) Amounts paid by Aon to or for the benefit of Combined Specialty, or by

Combined Specialty to or for the benefit of Aon, under this ARTICLE X (and under other specified provisions of this Agreement) shall be treated by the Parties, for all applicable Tax purposes, as adjustments to the amount of Transferred Assets.

               (e) In the event that an Indemnity Payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

               (i) with respect to an Expense or a Loss arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

               (ii) with respect to an Expense or a Loss covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Expense or Loss with the Indemnifying Party; and

               (iii) with respect to an Expense or a Loss not covered by clause
     (i) or (ii) above, the Foreign Exchange Rate for such currency shall be determined as of the date that notice of the claim with respect to such Expense or Loss shall be given to the Indemnified Party.

               10.6 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. (a) If any third party shall make any claim or commence any arbitration proceeding or suit (collectively, a "THIRD PARTY CLAIM") against any one or more of the Indemnified Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Combined Specialty under SECTION 10.2 or against Aon under SECTION 10.3, such Indemnified Party shall promptly give written notice to the Indemnifying Party describing such Third Party Claim in reasonable detail, and the following provisions shall apply. Notwithstanding the foregoing, the failure of any Indemnified Party to provide notice in accordance with this SECTION 10.6(a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE X, except to the extent that such Indemnifying Party is actually prejudiced by such failure to provide notice.

               (b) The Indemnifying Party shall have 20 business days after receipt of the notice referred to in SECTION 10.6(a) to notify the Indemnified Party that it elects to conduct and control the defense of such Third Party Claim. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such Third Party Claim in the exercise of its exclusive discretion subject to the provisions of SECTION 10.6(c), and the Indemnifying Party shall, upon request from any of the Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this SECTION 10.6(b) the amount of any Expense or Loss resulting from their liability to the third party claimant. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the

Indemnified Party, and at its sole expense, the conduct and settlement of such Third Party Claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, PROVIDED that (i) the Indemnifying Party shall use reasonable best efforts to prevent any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party;
(ii) the Indemnifying Party use reasonable best efforts to prevent any injunction against any Indemnified Party; (iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel (including allocated costs of in-house counsel and other personnel) shall be borne by the Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such Third Party Claim include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party (including allocated costs of in-house counsel and other personnel) shall be reimbursed by the Indemnifying Party to the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this ARTICLE X the Indemnified Party for the full amount of any Expense or Loss resulting from such Third Party Claim and all related expenses incurred by the Indemnified Party. In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

               If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Party to monitor the conduct or settlement of such claim by the Indemnified Party, and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

               (c) So long as the Indemnifying Party is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim, PROVIDED that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as an Expense or a Loss under this ARTICLE X.

               If the Indemnified Party shall have undertaken the conduct and control of the defense of any Third Party Claim as provided above, the Indemnified Party, on not less than 30 days prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such Third Party Claim, and such settlement shall be binding upon the Parties for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Party to contest such Third Party Claim at the expense of the Indemnifying Party. In such event, the Indemnified Party shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all of the conditions of SECTION 10.6(b). Notwithstanding anything in this SECTION 10.6(c) to the contrary, if the Indemnified Party, in the belief that a claim may materially and adversely affect it other than as a result of money damages or other money payments, advises the Indemnifying Party that it has determined to settle a claim, the Indemnified Party shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this ARTICLE X for indemnification by the Indemnifying Party.

               (d) To the extent that, with respect to any Tax audit or proceeding governed by ARTICLE V of the Tax Sharing Agreement, there is any inconsistency between the provisions of such ARTICLE V and of this SECTION 10.6, the provisions of ARTICLE V of the Tax Sharing Agreement shall control with respect to such Tax audit or proceeding.

               10.7 PROCEDURES FOR INDEMNIFICATION OF DIRECT CLAIMS. Any claim for indemnification on account of an Expense or a Loss made directly by the Indemnified Party against the Indemnifying Party and that does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party may pursue resolution as provided in ARTICLE XI.

               10.8 CONTRIBUTION. If the indemnification provided for in this
ARTICLE X is unavailable to an Indemnified Party in respect of any Expense or Loss arising out of or related to information contained in the Registration Statement or the Information Statement, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Expense or Loss in such proportion as is appropriate to reflect the relative fault of the Combined Specialty Indemnified Parties, on the one hand, or the Aon Indemnified Parties, on the other hand, in connection with the statements or omissions that resulted in such Expense or Loss. The relative fault of any Combined Specialty Indemnified Party, on the one hand, and of any Aon Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information about or supplied by the Combined Specialty Business or a Combined Specialty Indemnified Party, on the one hand, or about or by the Retained Business or an Aon Indemnified Party, on the other hand.

               10.9 REMEDIES CUMULATIVE. The remedies provided in this ARTICLE X shall be cumulative and, subject to the provisions of ARTICLE XI below, shall not preclude assertion by an Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

               10.10 SURVIVAL. All covenants and agreements of the Parties contained in this Agreement relating to indemnification shall survive the Distribution Date indefinitely, unless a specific survival or other applicable period is expressly set forth herein.

                                   ARTICLE XI
                               DISPUTE RESOLUTION

               11.1 AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Operating Agreement, the procedures for discussion, negotiation and arbitration set forth in this ARTICLE XI shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or any Operating Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof). Each Party agrees on behalf of itself and its respective Subsidiaries and controlled Affiliates that the procedures set forth in this ARTICLE XI shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in SECTION 11.7(b) and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. EACH PARTY ON BEHALF OF ITSELF AND ITS RESPECTIVE SUBSIDIARIES AND CONTROLLED AFFILIATES IRREVOCABLY WAIVES ANY RIGHT TO ANY TRIAL IN A COURT THAT WOULD OTHERWISE HAVE JURISDICTION OVER ANY CLAIM, CONTROVERSY OR DISPUTE SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 11.1.

               11.2 ESCALATION AND MEDIATION. (a) The Parties agree to use commercially reasonable efforts to resolve expeditiously any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim may deliver a notice (an "ESCALATION NOTICE") demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; PROVIDED, HOWEVER, that the Parties shall use commercially reasonable efforts to meet within 30 days of the Escalation Notice.

               (b) The Parties may retain a mediator to aid the Parties in their discussions and negotiations by informally providing advice to the Parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceeding. The mediator shall be selected by the Party that did not deliver the applicable Escalation Notice from the list of individuals set forth on SCHEDULE 11.2, the names of which individuals were supplied to the Parties by JAMS/Endispute. Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses. Mediation is a prerequisite to a demand for arbitration under
SECTION 11.3.

               11.3 PROCEDURES FOR ARBITRATION. (a) At any time after the completion of the mediation required by SECTION 11.2(b) (the "ARBITRATION DEMAND DATE"), any Party involved in the dispute, controversy or claim (regardless of whether such Party delivered the Escalation Notice) may, unless the Applicable Deadline (as hereinafter defined) has occurred, make a written demand (the "ARBITRATION DEMAND NOTICE") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the Parties to the dispute, controversy or claim in the manner set forth in SECTION 13.9. In the event that any Party shall deliver an Arbitration Demand Notice to another Party, such other Party may itself deliver an Arbitration Demand Notice to such first Party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No Party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by SECTION 11.2, is a prerequisite to a demand for arbitration under this SECTION 11.3. In the event that any Party delivers an Arbitration Demand Notice with respect to any dispute, controversy or claim that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

               (b) Except as may be expressly provided in any Operating Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of (i) the occurrence of the act or event giving rise to the underlying claim or (ii) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the claim (as applicable and as it may in a particular case be specifically extended by the Parties in writing, the "APPLICABLE DEADLINE"). Any discussions, negotiations or mediations between the Parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the Parties. Each Party agrees on behalf of itself and its respective Subsidiaries and Affiliates that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, such dispute, controversy or claim will be barred. Subject to SECTION 11.7(d), upon delivery of an Arbitration Demand Notice pursuant to SECTION 11.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this ARTICLE XI.

               11.4 SELECTION OF ARBITRATOR. (a) If the amount in dispute is less than $500,000, the mediator selected by the provisions set forth in SECTION 11.2(b) above shall also serve as the sole arbitrator. If the amount in dispute equals or exceeds $500,000, the mediator selected by the provisions set forth in
SECTION 11.2(b) above shall select a sole arbitrator from a list provided by JAMS/Endispute. After selection of such sole arbitrator, the mediator shall have no further role with respect to the dispute. Any arbitrator selected pursuant to this paragraph (a) shall be disinterested with respect to any of the Parties and the matter and shall be reasonably competent in the applicable subject matter.

               (b) The sole arbitrator selected pursuant to paragraph (a) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a) above, and such hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the Parties not later than 60 days after the last hearing date, unless otherwise agreed by the Parties in writing.

               11.5 HEARINGS. Within the time period specified in SECTION 11.4(b), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both of the Parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her sole discretion, set time and other limits on the presentation of each Party's case, its memoranda or other submissions, and refuse to receive any proffered evidence that the arbitrator, in his or her sole discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the JAMS/Endispute Streamlined Rules for Commercial, Real Estate and Construction Cases then prevailing. The decision of the arbitrator will be final and binding on the Parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the Parties. Arbitration awards will bear interest from the date of the award at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of JAMS/Endispute conflict, the provisions of this Agreement shall govern.

               11.6 DISCOVERY AND CERTAIN OTHER MATTERS. (a) Any Party involved in the applicable dispute may request limited document production from the other Party of specific and expressly relevant documents, with the reasonable expenses of the producing Party incurred in such production paid by the requesting Party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in
SECTION 11.5 to be adjourned except upon consent of all of the Parties or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a Party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of all of the Parties. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the Parties or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the Parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect the proprietary rights of the Parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

               (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Operating Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Operating Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Operating Agreement and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); PROVIDED, HOWEVER, that the arbitrator shall not have any authority in excess of the authority a court having jurisdiction over the Parties and the controversy or dispute would have absent these arbitration provisions. It is the intention of the Parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Operating Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

               (c) If a Party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing Party.

               (d) Arbitration costs shall be borne equally by each Party involved in the matter, except that each Party shall be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such Party.

               11.7 CERTAIN ADDITIONAL MATTERS. (a) Any arbitration award shall be a bare award limited to a holding for or against a Party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

               (b) Prior to the time at which an arbitrator is appointed pursuant to SECTION 11.4, any Party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, nor the grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein, and the arbitrator may dissolve, continue or modify any such order.

Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

               (c) Except as required by law, the Parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of ARTICLE XII and except as may be required in order to enforce any award. Each of the Parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

               (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the Parties shall select a new arbitrator who shall be disinterested as to the Parties and the matter in accordance with the procedure set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

               11.8 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Operating Agreement during the course of dispute resolution pursuant to the provisions of this ARTICLE XI with respect to all matters not subject to such dispute, controversy or claim.

               11.9 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this ARTICLE XI, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in SECTION 13.2.

               11.10 CHOICE OF FORUM. Any arbitration hereunder shall take place in Chicago, Illinois, unless otherwise agreed in writing by the Parties.

                                  ARTICLE XII
                       ACCESS TO INFORMATION AND SERVICES

               12.1 AGREEMENT FOR EXCHANGE OF INFORMATION. (a) At all times from and after the Distribution Date for a period of ten (10) years, as soon as reasonably practicable after written request: (i) Aon shall afford to Combined Specialty, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Combined Specialty's expense, provide copies of, all records, books, contracts, instruments, data, documents and other information (collectively, "INFORMATION") in the possession or under the control of Aon immediately following the Distribution that relates to Combined Specialty, the Combined Specialty Business or employees of the Combined Specialty Business; and (ii) Combined Specialty shall afford to Aon, its Subsidiaries and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at Aon's expense, provide copies of, all Information in the possession or under the control of Combined Specialty immediately following the Distribution that relates to Aon, the Retained Business or employees of the Retained Business; PROVIDED, HOWEVER, that in the event that either Party determines that any such provision of or access to Information could be commercially detrimental, violate any law or agreement or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

               (b) Either Party may request Information under SECTION 12.1(a)(i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, claims defense, regulatory filings, litigation, Tax or other similar requirements, (iii) for use in compensation, benefit or welfare plan administration or other bona fide business purposes or
(iv) to comply with its obligations under this Agreement or any Operating Agreement.

               12.2 OWNERSHIP OF INFORMATION. Any Information owned by one Party that is provided to a requesting Party pursuant to SECTION 12.1 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed to grant or confer rights of license or otherwise in any such Information.

               12.3 COMPENSATION FOR PROVIDING INFORMATION. The Party requesting Information agrees to reimburse the providing Party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting Party. Except as otherwise specifically provided in this Agreement, such costs shall be computed in accordance with the providing Party's standard methodology and procedures.

               12.4 RETENTION OF RECORDS. To facilitate the possible exchange of Information pursuant to this ARTICLE XII after the Distribution, the Parties agree to use commercially reasonable efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies and procedures of Aon as in effect on the Distribution Date. No party will destroy, or permit any of its Subsidiaries or controlled Affiliates to destroy, any Information that the other Party may have the right to obtain pursuant to this Agreement prior to the tenth anniversary of the date hereof, and thereafter without first using commercially reasonable efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction; PROVIDED, HOWEVER, that in the case of any Information relating to Taxes, such period shall be extended to one year after the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

               12.5 LIMITATION OF LIABILITY. No Party shall have any liability to the other Party (i) with respect to any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, that is found to be inaccurate, in the absence of willful misconduct by the Party providing such Information, or (ii) by virtue of the destruction of any Information that is destroyed after commercially reasonable efforts to comply with the provisions of SECTION 12.4.

               12.6 PRODUCTION OF WITNESSES. At all times from and after the Distribution, each Party shall use commercially reasonable efforts to make available to the other Party (without cost (other than reimbursement of actual out-of-pocket expenses) to, and upon prior written request of, the other Party) its directors, officers, employees and agents as witnesses to the extent that the same may reasonably be required by the other Party in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved with respect to the Combined Specialty Business, the Retained Business or any transactions contemplated hereby.

               12.7 CONFIDENTIALITY. (a) From and after the Distribution, each of Aon and Combined Specialty shall hold, and shall cause their respective directors, officers, employees, agents, consultants, advisors and other representatives to hold, in strict confidence, with at least the same degree of care that applies to Aon's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all non-public information concerning or belonging to the other Party or any of its Subsidiaries or Affiliates obtained by it prior to the Distribution, accessed by it pursuant to
SECTION 12.1, or furnished to it by the other Party or any of its Subsidiaries or Affiliates pursuant to this Agreement or any agreement or document contemplated hereby, and shall not release or disclose such information to any other Person, except its representatives, who shall be bound by the provisions of this SECTION 12.7; PROVIDED, HOWEVER, that Aon and Combined Specialty and their respective directors, officers, employees, agents, consultants, advisors and other representatives may disclose such information if, and only to the extent that, (i) a disclosure of such information is compelled by judicial or administrative process or, in the opinion of such Party's counsel, by other requirements of law (in which case the disclosing Party will provide, to the extent practicable under the circumstances, advance written notice to the other Party of its intent to make such disclosure), or (ii) such Party can show that such information (A) is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement;
(B) has been furnished or made known to the recipient without any obligation to keep it confidential by a third party under circumstances which are not known to the recipient to involve a breach of the third party's obligations to a Party hereto; (C) was developed independently of information furnished to the recipient under this Agreement; or (D) in the case of information furnished after the Distribution, was not known to the recipient at the time of the Distribution but became known to the recipient prior to the time of receipt thereof from the other Party.

               (b) Each Party acknowledges that the other Party would not have an adequate remedy at law for the breach by the acknowledging Party of any one or more of the covenants contained in this SECTION 12.7 and agrees that, in the event of such breach, the other Party may, in addition to the other remedies that may be available to it, apply to a court for an injunction to prevent breaches of this SECTION 12.7 and to enforce specifically the terms and provisions of this Section. Notwithstanding any other Section hereof, the provisions of this SECTION 12.7 shall survive indefinitely.

               12.8 PRIVILEGED MATTERS. (a) Each of Aon and Combined Specialty agrees to maintain, preserve and assert all privileges, including, without limitation, privileges arising under or relating to the attorney-client relationship (which shall include without limitation the attorney-client and work product privileges), that relate to any period prior to the Distribution (the "PRIVILEGES"). Aon agrees that it shall not waive any Privilege relating to the Combined Specialty Business that could be asserted under applicable law without the prior written consent of Combined Specialty. Combined Specialty agrees that it shall not waive any Privilege relating to the Retained Business that could be asserted under applicable law without the prior written consent of Aon. The rights and obligations created by this SECTION 12.8 shall apply to all information which, but for the Distribution, either Party would have been entitled to assert or did assert the protection of a Privilege ("PRIVILEGED INFORMATION"), including without limitation, (i) any and all information generated prior to the Distribution but which, after the Distribution, is in the possession of either Party; and (ii) all information generated, received or arising after the Distribution that refers to or relates to Privileged Information generated, received or arising prior to the Distribution.

               (b) Upon receipt by either Party of any subpoena, discovery or other request that may call for the production or disclosure of Privileged Information or if either Party obtains knowledge that any current or former employee of Aon or Combined Specialty has received any subpoena, discovery or other request that may call for the production or disclosure of Privileged Information, such Party shall notify promptly the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it may have under this SECTION
12.8 or otherwise to prevent the production or disclosure of Privileged Information. Each Party agrees that it will not produce or disclose any information that may be covered by a Privilege under this SECTION 12.8 unless
(i) the other Party has provided its written consent to such production or disclosure (which consent shall not be unreasonably withheld, conditioned or delayed), or (ii) a court of competent jurisdiction has entered a final, nonappealable order finding that the information is not entitled to protection under any applicable Privilege.

               (c) Aon's transfer of books and records and other information to Combined Specialty, and Aon's agreement to permit Combined Specialty to possess Privileged Information existing or generated prior to the Distribution, are made in reliance on Combined Specialty's agreement, as set forth in SECTIONS 12.7 and 12.8, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to SECTION 12.1, the agreement to provide witnesses and individuals pursuant to SECTION 12.6 and the transfer of Privileged Information to Combined Specialty pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this SECTION 12.8 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Aon in, or the obligations imposed upon Combined Specialty by, this SECTION 12.8.

                                  ARTICLE XIII
                                  MISCELLANEOUS

               13.1 ENTIRE AGREEMENT. This Agreement and the Operating Agreements, including the Schedules and Exhibits referred to herein and therein and the documents delivered pursuant hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter contained herein or therein, and supersede all prior agreements, negotiations, discussions, understandings, writings and commitments between the Parties with respect to such subject matter.

               13.2 CHOICE OF LAW AND FORUM. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws (except for any otherwise applicable conflicts of law provisions) of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Any lawsuit arising from or related to this Agreement or any of the Operating Agreements shall be brought only in the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County, Illinois. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not to assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Illinois law.

               13.3 AMENDMENT. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

               13.4 WAIVER. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

               13.5 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

               13.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

               13.7 SUCCESSORS AND ASSIGNS. This Agreement and each Operating Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their successors and permitted assigns; PROVIDED, HOWEVER, that the rights of either Party under this Agreement and each Operating Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include, without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

               13.8 THIRD PARTY BENEFICIARIES. Except to the extent otherwise expressly provided in SECTION 8.5 or ARTICLE X hereof or in any Operating Agreement, the provisions of this Agreement and each Operating Agreement are solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement or any Operating Agreement. Nothing in this Agreement or any Operating Agreement shall obligate Aon or Combined Specialty to assist any Combined Specialty Employee to enforce any rights such employee may have with respect to any of the employee benefits described in this Agreement.

               13.9 NOTICES. All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile, when confirmation of transmission is received, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (iv) if sent by private courier, when received; and shall be addressed as follows:

               If to Aon, to:

                    [to come]

               If to Combined Specialty, to:

                    [to come]

or to such other address as such Party may indicate by a notice delivered to the other Party.

               13.10 PERFORMANCE. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

               13.11 NO PUBLIC ANNOUNCEMENT. Neither Aon nor Combined Specialty shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law or the rules of any regulatory body, stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations or the rules of any stock exchange.

               13.12 TERMINATION. Notwithstanding any provisions hereof, this Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution by and in the sole discretion of the Board of Directors of Aon without the prior written approval of any Person. In the event of such termination, this Agreement shall forthwith become void and no Party shall have any liability to any Person by reason of this Agreement, except that Aon shall be liable for any costs and expenses, including attorneys' fees, incurred by Combined Specialty or its Subsidiaries prior to or arising out of such termination.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as of the date first above written.

                                                 AON CORPORATION


                                                 By:


                                                 COMBINED SPECIALTY CORPORATION


                                                 By: